Exhibit 10.3



			 RETIREMENT PENSION PLAN

			     FOR EMPLOYEES OF

			  TRANS-LUX CORPORATION

				   AND

		       CERTAIN OF ITS SUBSIDIARIES

			    AND/OR AFFILIATES




			Effective January 1, 1945




			      As Amended and
			    Restated Effective
			     January 1, 2001



		    (Most recent determination letter
			  dated March 17, 1994)



Pension plan - 2001 Filing version - 12/5/01.doc




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				  INDEX


     INTRODUCTION....................................................1
     SECTION I:      DEFINITIONS..................................2-10
     SECTION II:     ELIGIBILITY.................................11-12
     SECTION III:    RETIREMENT  DATES..............................13
     SECTION IV:     RETIREMENT  BENEFITS........................14-17
     SECTION V:      NORMAL FORM OF BENEFIT AT RETIREMENT........18-19
     SECTION VI:     OPTIONAL FORM OF BENEFITS...................20-21
     SECTION VII:    DEATH BENEFITS..............................22-23
     SECTION VIII:   CONTRIBUTIONS..................................24
     SECTION IX:     TERMINATION OF SERVICE......................25-27
     SECTION X:      DISABILITY.....................................28
     SECTION XI:     TIME OF COMMENCEMENT OF PAYMENT.............29-33
     SECTION XII:    REEMPLOYMENT...................................34
     SECTION XIII:   LIMITATION OF ASSIGNMENT....................35-36
     SECTION XIV:    LIMITATION OF RIGHTS OFEMPLOYEE................37
     SECTION XV:     AMENDMENT TO OR TERMINATION OF THE PLAN.....38-40
     SECTION XVI:    GOVERNMENTAL RESTRICTIONS...................41-42
     SECTION XVII:   ADMINISTRATION OF THE PLAN..................43-46
     SECTION XVIII:  TRUST AGREEMENT................................47
     SECTION XIX:    TOP HEAVY PROVISIONS........................48-53
     SECTION XX:     MISCELLANEOUS...............................54-55
     APPENDIX A:     OPTION FACTORS..............................56-57

			       INTRODUCTION
			       ------------






	      Pursuant to a resolution of the Board of Directors of each of the participating corporations (defined in Section I as the "Company"), the Retirement Pension Plan for the benefit of the eligible employees of each participating corporation was adopted effective as of January 1, 1945. The Plan was amended and restated in its entirety effective as of January 1, 1976. The Plan was again amended and restated effective January 1, 1985 to conform to the applicable provisions of the Tax Equity Act of 1984, the Retirement Equity Act of 1984 and, furthermore, to incorporate amendments generally effective January 1, 1984 with respect to the Tax Equity and Fiscal Responsibility Act. The Plan was again amended and restated for the primary purpose of conformance to the Tax Reform Act of 1986 and other applicable legislation and was subsequently amended to comply with changes required to comply with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996 and the Taxpayer Relief Act of 1997. The Plan is amended and restated effective January 1, 2001 to incorporate amendments since the last restatement and to make other changes deemed necessary by the Board of Directors. This amendment and restatement of the Plan is effective January 1, 2001 except as may otherwise be provided in the Plan. The Plan as amended and restated shall apply to Employees who have one Hour of Service on and after January 1,2001. The rights of those Employees who have retired, died or terminated employment shall be governed by the Plan in existence on the date of retirement, death, or termination of employment and shall not be changed by virtue of this Plan as amended or restated unless specifically provided for herein.

				    1
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				 SECTION I
				 ---------
				DEFINITIONS
				-----------
	      The following words and phrases shall be defined as stated
	 below, unless a different meaning is clearly indicated by the
	 context.
	 1.1 "Accrued Benefit" means the annual amount of a Member's
	      retirement benefit under the normal form of payment provided
	      in Section 5.2 hereof and payable as of the Member's Normal
	      Retirement Date or as of the date the Member otherwise ceases
	      to be an Employee, whichever is applicable.  A Member's
	      Accrued Benefit shall be computed in accordance with Section
	      4.1 hereof based on the Member's Salary at the time of
	      computation and his expected years of Credited Service at the
	      date of calculation.  A Member's Accrued Benefit shall not be
	      reduced on account of any increase in the Member's age or
	      service.
	 1.2 "Act" means the Employee Retirement Income Security Act of
	      1974 and any amendments thereto.
	 1.3 "Actuarial Equivalent," when used with reference to any form
	      of benefit, means a form of benefit which has the same value
	      as the referenced benefit, based on the actuarial factors set
	      forth in Appendix A hereof.  1.4 "Actuary" means a person who
	      is enrolled by the Joint Board for the Enrollment of
	      Actuaries established under the Act and engaged by the
	      Pension Committee on behalf of the Members.
	 1.5 "Adjustment Factor" means the cost-of-living adjustment factor
	      prescribed by the Secretary of the Treasury under Section
	      415(d) of the Code for Plan Years beginning after December
	      31, 1987, applied to such items and in such manner as the
	      Secretary shall prescribe.
	 1.6 "Affiliated Employer" shall mean the Company and any
	      corporation which is a member of a controlled group of
	      corporations (as defined in Section 414(b) of the Code) which
	      includes the Company; any trade or business (whether or not
	      incorporated) which is under common control (as defined in
	      Section 414(c) of the Code) with the Company; any
	      organization (whether or not incorporated) which is a member
	      of an affiliated service group (as defined in Section 414(m)
	      of the Code) which includes the Company; and any other entity
	      required to be aggregated with the Company pursuant to
	      regulations under Section 414(o) of the Code.
	 1.7 "Approved Leave of Absence" means an unpaid leave of absence
	      granted by the Company for such reason as the Pension
	      Committee may determine by rules applied in a non-
	      discriminatory manner to persons in similar circumstances.
				    2x
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	 1.8 "Beneficiary" means any person (including a Contingent
	      Annuitant), designated by the Member to receive any death
	      benefits which may be payable under the Plan in the event of
	      the Member's death.  Such Beneficiary designation is subject
	      to the spousal consent requirements of Section 5.1.
	 1.9 "Board" means the Board of Directors of Trans-Lux Corporation.
	 1.10 "Code" means the Internal Revenue Code of 1986 as now in
	      effect or as hereafter amended.  All citations to sections of
	      the Code are to such sections as they may from time to time
	      be amended or renumbered.
	 1.11 "Company" means Trans-Lux Corporation and any subsidiary or
	      Affiliated Employer as shall adopt the Plan by resolution of
	      their respective Boards of Directors under the terms and
	      conditions set forth by the Board.
	 1.12 "Contingent Annuitant" means a person designated by a Member,
	      who has elected a Joint and Survivorship Annuity option under
	      Section 6.1(b) hereof, to receive any death benefit payable
	      under such option.  Designation of a Contingent Annuitant is
	      subject to the spousal consent requirements of Section 5.1.
	 1.13 "Credited Service" means for an Employee who first completes
	      an Hour of Service after January 1, 1986, the years of
	      service rendered by an Employee to the Company commencing on
	      the first of the month coincident with or next following the
	      completion of one Year of Eligibility Service and ending on
	      his Deferred, Normal, or Earlier Retirement Date, date of
	      death, or other termination of employment.  In the year of a
	      Member's Deferred, Normal or Earlier Retirement Date, date of
	      death or other termination of employment, such Member shall
	      accrue Credited Service at the rate of 1/12th of a year for
	      each month during which he is credited with at least one Hour
	      of Service for the performance of duties.
		   For an Employee who first performs an Hour of Service
	      prior to January 1, 1986, Credited Service shall begin on the
	      earlier of a) January 1st nearest to the completion of one
	      Year of Eligibility Service or b) the first of the month
	      coincident with or next following the completion of one Year
	      of Eligibility Service.
		   Notwithstanding anything in this Section 1.13 to the
	      contrary, all periods of service in the uniformed services of
	      the United States (as defined in Section 4303(13) and
	      4303(16) of the Uniformed Services Employment and
	      Reemployment Rights Act of 1994) shall be included in the
	      Employee's Credited Service if he returns to employment with
	      the Company or an Affiliated Employer having applied to
	      return while his reemployment rights were protected by law.
	 1.14 "Employee" means any person employed on a salaried basis,
	      including an officer or director who is otherwise regularly
	      employed in the service of the Company, who received earnings
	      from the Company other than a pension, severance pay,
	      retainer, or fee under contract.	Effective January 1, 1996,
	      "Employee" shall also include salaried employees of
	      Integrated Systems Engineering, Inc.  as well as full-time
	      salaried employees of the theater executive office and
	      theater managers.  The term "Employee" shall include "leased
	      employees" (as defined in Section 414(n)(2) of the Code) for
	      purposes of Section 410 of the Code but such employees shall
	      not be eligible for participation in the Plan.
	      Notwithstanding anything to the contrary in this Section,
	      "Employee" does not include any person not deemed by the
	      Company to be a common law employee of the Company in
	      accordance with the Company's standard practice and does not
	      include any person covered by a collective bargaining
	      agreement to which the Company is a party unless such
	      agreement specifically provides for participation in the
	      Plan.  In addition, any person classified as an independent
	      contractor or consultant by the Company shall, during such
	      period, be excluded from the definition of Employee,
	      regardless of such person's reclassification for such period
	      by the Internal Revenue Service for tax withholding purposes.
	      "Employee" may, however, include the employee of another
	      company whose assets the Company may acquire and the Board
	      admits to membership in the Plan on such terms and conditions
	      as it may in its discretion decide, provided that it shall
	      act in a uniform and non-discriminatory manner.
		   The Chairman of the Board shall not be eligible to
	      participate in the Plan and immediately upon his election as
	      Chairman shall cease to be a member of the Plan.
	 1.15 "Final Average Salary" means the average of a Member's
	      Salaries during the 60 highest months within the final 120
	      months of service preceding his Normal, Deferred or Earlier
	      Retirement Date (whichever is applicable), death, or other
	      severance of employment; provided, however, that if such
	      Member has less than 60 months of Salaries as of the
	      applicable date, his average salary for the actual period of
	      service prior to such applicable date shall be used.
	 1.16 "Highly Compensated Employee" means any employee of the
	      Company or an Affiliated Employer (whether or not eligible
	      for membership in the Plan) who
	      (i) was a five percent owner (as defined in Section 416(i) of
		   the Code) for such Plan Year or the Prior Plan Year, or
	      (ii) for the preceding Plan Year received "statutory
		   compensation" in excess of $80,000, and was among the highest 20 percent of employees for the preceding Plan Year when ranked by "statutory compensation" paid for that year excluding, for purposes of determining the number of such employees, such employees as the Pension Committee may determine on a consistent basis pursuant to Section 414(q) of the Code. The $80,000 dollar amount in the preceding sentence shall be adjusted from time to time for cost of living in accordance with
		   Section 414(q) of the Code.
		  Notwithstanding the foregoing, employees who are
	      nonresident aliens and who receive no earned income from the
	      Company or an Affiliated Employer which constitutes income
	      from sources within the United States shall be disregarded
	      for all purposes of this Section.
		   The Company's top-paid group election as described
	      above, shall be used consistently in determining Highly-
	      Compensated Employees for determination years of all employee
	      benefit plans of the Company and Affiliated Employers for
	      which Section 414(q) of the Code applies (other than a multi-
	      employer plan) that begin with or within the same calendar
	      year, until such election is changed by Plan amendment in
	      accordance with IRS requirements.  Notwithstanding the
	      foregoing, the consistency provision in the preceding
	      sentence shall not apply for the Plan Year beginning in 1997,
	      and for the Plan Years beginning in 1998 and 1999, shall
	      apply only with respect to all qualified retirement plans
	      (other than a multi-employer plan) of the Company and
	      Affiliated Employers.
		   The provisions of this Section shall be further subject
	      to such additional requirements as shall be described in
	      Section 414(q) of the Code and its applicable regulations,
	      which shall override any aspects of this Section inconsistent
	      therewith.
		   For purposes of this Section, "statutory compensation"
	      means the wages, salaries, and other amounts paid in respect
	      of an employee for service actually rendered to the Company
	      or an Affiliated Employer, including by way of example,
	      overtime, bonuses and commissions, but excluding deferred
	      compensation, stock plans, and other distributions which
	      receive special tax benefits under the Code.  Any employee's
	      statutory compensation shall be determined prior to any
	      reduction under a cash or deferred arrangement which meets
	      the requirements of Section 401(k) of the Code or any
	      reductions pursuant to a cafeteria plan under Section 125 of
	      the Code.
				    5
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	1.17  "Hour of Service" means:
	      (a)  each hour for which an Employee is paid or entitled to
		   payment for the performance of duties for an Affiliated
		   Employer;
	      (b)  each hour for which an Employee is paid or entitled to
		   payment by an Affiliated Employer prior to his termination of employment with the Affiliated Employer, up to a maximum of 501 hours for any single continuous period on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity, (including disability), layoff, jury duty,
		   military duty, or leave of absence.	Notwithstanding the
		   preceding sentence, the Employee will not be credited with the Hours of Service if no duties are performed and payment is made or due under a plan maintained solely for the purpose of complying with the applicable workers compensation or unemployment compensation or disability insurance laws and Hours of Service will not be credited for payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee;
	      (c)  each hour for which back pay, irrespective of mitigation
		   of damages, is either awarded or agreed to by an Affiliated Employer, provided, however, that no more than 501 Hours of Service will be credited for payments of back pay to the extent that such back pay is awarded or agreed to for a period during which an Employee did not or would not have performed duties. Hours of Service shall be computed and credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations which are herein incorporated by reference. Such hours of Service shall be credited under either subparagraphs (a), (b), and (c) of this definition 1.17.
	      Hours of Service shall include all periods of an Employee's service in the services of the United States (as defined in Sections 4303(13) and 4303(16) of the Uniformed Services
	      Employment and Reemployment Rights Act of 1994) if the
	      Employee returns to employment with the Company or an Affiliated Company having applied to return while his reemployment rights were protected by law.
	 1.18 "Member" means any Employee participating in the Plan in
	      accordance with Section II hereof.
	 1.19 "One Year Break in Service" means a Plan Year during which an
	      Employee or Member shall not have accumulated more than 500
	      Hours of Service.
		   For Plan Years commencing on or after January 1, 1985,
	      solely for purposes of determining whether a Break in Service has occurred, an Employee will be granted Hours of Service, which otherwise would normally not have been credited up to a maximum of 501 Hours of Service for absences due to pregnancy, birth or adoption of a child or caring for a child following birth or adoption, provided the Employee furnishes the Pension Committee with such timely information as the Committee shall require that such absence from service is the result of the reasons specified under this paragraph. For purposes of the preceding sentence, Hours of Service shall be credited in the Year of Eligibility Service or year of Vesting Service (whichever is applicable) in which such absence occurs if such crediting of Hours of Service would prevent a Break in Service. In each other case, such Hours of Service will be credited in the subsequent Year of Eligibility Service or year of Vesting Service. Commencing
	      August 5, 1993, solely for the purpose of determining whether a Break in Service has occurred, an Employee will be granted
	      Hours of Service for a period of leave on or after such date granted pursuant to the Family and Medical Leave Act of 1993 and its regulations for the birth, adoption, or placement of a child, to care for a spouse or an immediate family member with a serious illness, or for the employee's own illness.
		   Effective October 13, 1996, a Break in Service shall not
	      be deemed to have occurred if the Employee is absent because of service in the uniformed services of the United States (as defined in Sections 4303(13) and 4303(16) of the Uniformed
	      Services Employment and Reemployment Rights Act of 1994) and he returns to employment with the Company or an Affiliated
	      Employer having applied to return while his reemployment rights were protected by law.
	 1.20 "Pension Committee" means the committee which shall direct
	      the general administration of the Plan in accordance with
	      Section XVII hereof.
	 1.21 "Plan" means the Retirement Pension Plan for Employees of
	      Trans-Lux Corporation and certain of its subsidiaries and affiliates.
	 1.22 "Plan Year" means the consecutive 12-month period commencing
	      on January 1 of each year.
	 1.23 "Qualified Domestic Relations Order" means a judgement,
	      decree, or order which relates to the provision of child support, alimony payments, or marital property rights of a Spouse, former spouse, child or other dependent of a Member made pursuant to a State domestic relations order. Such
	      Qualified Domestic Relations Order must specify the name and address of the Member and alternate payee, the amount or percentage (or a determination thereof) of the Member's benefit to be paid to the alternate payee, the number of payments (or periods) to which the order applies and that the order applies to the Plan.
	 1.24 "Qualified Joint and Survivor Annuity" means the benefit
	      payable at retirement for the life of the Member with payments continuing after his death to, and for the life of, his Spouse in an amount equal to half of the amount of the benefits payable during the joint lives of the Member and his Spouse and which is the Actuarial Equivalent of a benefit payable for the life of the Member.
	 1.25 "PBGC" means the Pension Benefit Guaranty Corporation.
	 1.26 "Reemployment Commencement Date" means the date on which an
	      Employee completes his first Hour of Service following his last One Year Break in Service.
	 1.27 "Retirement Commencement Date" means the first day of the
	      first period for which a Member's retirement benefits are paid as an annuity or in any other form, regardless of the actual date of payment.
	 1.28 "Retirement Date" means a Member's Normal, Earlier or
	      Deferred Retirement Date as set forth in Section III.
	 1.29 "Salary" means the basic compensation, excluding overtime,
	      bonuses, and commissions, paid to an Employee of the Company.
	      Salary shall also include amounts elected by the Employee and deferred through a salary reduction feature of a qualified profit sharing plan meeting the requirements of Code Section
	      401(k). Effective January 1, 1989, Salary for any purpose under the Plan shall be limited to $200,000 in any Plan Year multiplied by the Adjustment Factor, for Plan Years beginning in 1990, and each Plan Year thereafter.
		   Salary for any prior Plan Year that is taken into
	      account in determining benefits in a current Plan Year shall be subject to the applicable Salary limitation of the prior
	      Plan Year. For this purpose, Salary for Plan Years beginning before January 1, 1990, shall be deemed to be limited to $200,000.
		   Notwithstanding the above, effective for years beginning
	      on and after January 1, 1994, the Salary taken into account under the Plan shall not exceed $150,000 as adjusted by the Adjustment Factor in $10,000 increments rounded down to the nearest $10,000 in accordance with Code Sections 401(a)(17) and 415(d). The limitation of this paragraph shall not operate so as to reduce a Member's Accrued Benefit to an amount which is less than such Member's Accrued Benefit determined on December 31, 1993 without regard to this provision and, further provided that a Member's Salary earned prior to January l, l994 shall continue to be adjusted in accordance with this Section 1.28 as if the $200,000 limitation, and any adjustments thereto, continued to apply.
		   The annual Salary of each Member taken into account in
	      determining benefit accruals in any Plan Year beginning after December 31, 2001, shall not exceed $200,000. Salary means the amount determined in accordance with the first paragraph of this Section for the Plan Year or such other consecutive
	      12-month period over which Salary is otherwise determined under the Plan (the determination period). For purposes of determining benefit accruals in a Play Year beginning after December 31, 200l, Salary for any prior determination period shall be limited to $200,000.
		   Solely to the extent it does not violate the provisions
	      of Section 415 of the Code or any other provision of applicable law, the salary to be used for determining the Accrued Benefit earned by such an Employee during his years in the uniformed services of the United States shall be the salary the Employee would have received but for his service in the uniformed services of the United States or, if the Pension Committee determines that such rate cannot be determined with reasonable certainty, the Employee's average rate of compensation during the 12-month period (or his entire period of employment, if less) immediately preceding the Employee's service in the uniformed services of the United States.
	 1.30 "Spouse" means the legally married husband or wife of a
	      Member. In certain circumstances the Committee shall determine the designation of a Spouse.
	 1.31 "Social Security Covered Compensation" means, for a Plan
	      Year, the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending on the last day of the calendar year in which the Member attains Social Security Retirement Age. In determining a Member's covered compensation for a Plan Year, the taxable wage base for the current Plan Year and any subsequent Plan Year shall be assumed to be the same as the taxable wage base in effect as of the beginning of the Plan
	      Year for which the determination is being made. A Member's covered compensation for a Plan Year after the 35-year period is the Member's covered compensation for the Plan Year during which the Member attained Social Security Retirement Age. A
	      Member's covered compensation before the 35-year period is the taxable wage base in effect as of the beginning of the Plan Year. A Member's covered compensation shall automatically be adjusted for each Plan Year.

	 1.32 "Social Security Retirement Age" means the age used as the retirement age for the Member under Section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216(i)(2) of such Act were age 62.
	 1.33 "Terminated Vested Participant" means a Member who has terminated employment with an Affiliated Employer for reasons other than death or retirement, at any time after he has attained a non-forfeitable interest in his Accrued Benefit in accordance with Section 9.2 or Section 9.3, whichever is applicable.
	 1.34 "Trust Agreement" means the agreement providing for the Trust
	      Fund.
	 1.35 "Trustee" means the trustee under the Trust Agreement or any successor trustee.
	 1.36 "Trust Fund" or "Fund" means the fund established under a
	      Trust Agreement by contributions made by the Company.
	 1.37 "Vesting Service" means the period of service of an Employee
	      with an Affiliated Employer, as determined under Section 9.4 hereof, recognized for purposes of determining eligibility for a nonforfeitable benefit under Section IX of the Plan.
	 1.38 "Year of Eligibility Service" means the completion of 1,000 Hours of Service in an eligibility computation period. The eligibility computation period is the 12 consecutive month period commencing on the date the Employee first performs an Hour of Service for an Affiliated Employer and each anniversary thereof.

				SECTION II
				----------
				ELIGIBILITY
				-----------

	 2.1 Each Member of the Plan as of December 31, 1975 shall continue to be a Member of the Plan on January 1, 1976.
	 2.2 Each Employee on and after January 1, 1976 and prior to January 1, 1985 shall become a Member on the January 1 nearest the date on which he completes one Year of Eligibility Service and attains age 25.
	 2.3 Each other Employee on and after January 1, 1985, shall become a Member on the January 1 nearest the date on which he completes one Year of Eligibility Service and attains age 21.
	 2.4 A Member, who ceases to be an Employee, due to his becoming covered under another pension or retirement plan established pursuant to a collective bargaining agreement to which the Company is a party, will be deemed to continue as a Member of this Plan with respect to his Accrued Benefit as of the date of such coverage. No Credited Service shall be earned during the period of such coverage. Upon becoming once again an Employee, he shall resume Plan participation as of the date he again becomes an Employee. If such a Member receives credit for service under a plan established pursuant to such collective bargaining agreement, which service is also Credited Service under this Plan, his Accrued Benefit based on such Credited Service under this Plan shall be reduced by the Actuarial Equivalent of the benefit for such service under such other plan.
	 2.5 An Employee who incurs a One Year Break in Service prior to January 1, 1985 and who is not entitled to a nonforfeitable benefit pursuant to Section 9.2 shall be admitted or readmitted to membership on his Reemployment Commencement Date and prior Years of Eligibility Service shall be restored on such date provided that the number of consecutive One Year Breaks in Service does not equal or exceed his aggregate Years of Eligibility Service accrued prior to such One Year Break in Service and is not disregarded as a result of a previous One Year Break in Service, and further provided that, the Employee has satisfied the minimum age and service requirements of this Plan.
		   An Employee who (i) is not entitled to a nonforfeitable
	      benefit pursuant to Sections 3.1, 9.2, or 9.3 and (ii) incurs a One Year Break in Service on or after January 1, 1985, shall be admitted or readmitted to membership on his Reemployment Commencement Date provided such Employee has met the minimum age and service requirements of this Section II. Prior Years of Eligibility Service, not previously disregarded as a result of a previous One Year Break in Service, shall be restored as of the Reemployment Commencement Date provided the consecutive number of One Year Breaks in Service does not equal or exceed the greater of:
	      (a) the aggregate number of Years of Eligibility Service completed prior to the One Year Break in Service; or
	      (b)   5 years.
	      For purposes of this section 2.5 a One Year Break in Service is a Year of Eligibility Service in which an Employee shall not have accumulated more than 500 Hours of Service.
		   An Employee entitled to a nonforfeitable benefit shall
	      be restored to membership upon his Reemployment Commencement
	      Date.
		   Any other Employee, upon reemployment, shall be
	      considered a new Employee and shall be required to satisfy the minimum age and service requirements of this Section II without regard to service prior to a One Year Break in Service or employment termination.

				SECTION III
				-----------
			     RETIREMENT DATES
			     ----------------

	3.1   Normal Retirement Date
	      -----------------------
	      The Normal Retirement Date for a Member who has completed one Hour of Service on or after January 1, 1988 shall be the first day of the month coinciding with or next following his Normal Retirement Age which shall be the later of his 65th birthday or the fifth anniversary of the date on which he became a Plan Member.
		   A Member shall be fully (100%) vested in his Accrued
	      Benefit upon attainment of Normal Retirement Age.
	3.2   Earlier Retirement Date
	      -----------------------
	      Any Member who was such on December 31, 1982, may elect an Earlier Retirement Date which may be the first day of any month not more than ten years prior to his Normal Retirement Date. Any Member who became a Member on or after January 1, 1983, may elect an Earlier Retirement Date which may be the first day of any month which is not more than ten years prior to the Member's Normal Retirement Date, provided that such Member has completed ten years of Credited Service on the
	      Earlier Retirement Date.	Effective January 1, 1988, a Member
	      may elect an Earlier Retirement Date which shall be the first day of any month following the attainment of age 55 and completion of 10 Years of Credited Service.
	3.3   Deferred Retirement Date
	      ------------------------
	      A Member who continues employment after Normal Retirement Date may elect to commence payments under the Plan on the first day of any month on or after the attainment of his Normal Retirement Date or defer commencement of payment until the earlier of the first of the month following termination of employment or the April 1 following the calendar year of his attainment of age 70-1/2. In the event a benefit commences under this Section 3.3 prior to the Member's actual retirement date, the benefit accrued under Section 4.1 at the end of each Plan Year, beginning on and after the date in which the Participant attains Normal Retirement Date, shall be reduced by the Actuarial Equivalent of the benefit payments received in such Plan Year. In no event shall the reduction provided in the preceding sentence reduce additional accrual in any Plan Year below zero.

				SECTION IV
				----------
			    RETIREMENT BENEFITS
			    -------------------

	4.1   At Normal or Deferred Retirement Date
	      -------------------------------------
	      Effective on and after January 1, 1989, solely for Members who have completed an Hour of Service on or after such date, the annual amount of retirement benefit commencing on or after Normal Retirement shall be equal to: (i) 1% of Final Average Salary plus (ii) .5% of Final Average Salary in excess of Social Security Covered Compensation, multiplied by years (or fractions thereof) of Credited Service.
		   Notwithstanding the above, in determining the amount of
	      a Member's retirement benefit under this paragraph,
	      (a) Such benefit shall not be less than the benefit the
		   Member would have been entitled to receive under (b) or
		   (c) of this Section 4.1 determined on the date so
		   specified;
	      (b) Effective on and after January 1, 1983, and prior to
		   January 1, 1989, for Members who had not attained Normal Retirement Date as of January 1, 1983, the annual amount of retirement benefit commencing at Normal Retirement Date to such Member who retires on or after Normal Retirement Date shall be equal to (i) 1- 1/2% of Final Average Salary determined on December 31, 1988, and without regard to the annual limitation on Salary for years prior to January 1, 1990, (as defined in Section 1.28), (ii) less 1-1/4% for Primary Social Security Benefit, multiplied by the years (and fractions thereof) of his Credited Service determined on December 31, 1988. For purposes of this subsection (b), Primary Social Security Benefit means an amount equal to the annual old-age primary insurance benefit under the Social Security Act in effect at the Member's Social Security Retirement Age or other date of termination of his employment with the Company, if earlier; provided, however, that if a Member (i) elects to retire on an Earlier Retirement Date prior to his Social Security Retirement Age, or (ii) his employment by the Company is otherwise terminated prior to his Social Security Retirement Age, his Primary Social Security Benefit shall be determined by projecting to Social Security Retirement Age his annual Compensation as of this Early Retirement Date or the date of his last employment, as the case may be, assuming that there shall be no change in the social security wage base or social security benefit schedule caused by the automatic provision with respect to the cost of living under the Social Security Act.
			The amount of Primary Social Security Benefit shall
		   be estimated based on actual salary in all years for which records are available while an Employee of the Company, and a salary discount assumption applied to Annual Earnings in the year of the last recorded salary and each year prior thereto until age 22, which shall be a level percentage of 6% per year. In the event that within 180 days, beginning on the date which is the later of the date the Member separates from service or the date the Member is notified of the benefit amount, the Member supplies accurate documentation of the Member's actual salary history as determined by the Social Security Administration, the benefit to which the Member is entitled shall be adjusted based on any differences which shall occur.
	      (c) The benefit of a Member, who was such on December 31, 1982, shall not be less than the Accrued Benefit to which he was entitled under the provisions of the Plan as in effect on December 31, 1982. The benefit payable under the form of payment elected by such a Member shall not be less than benefit payable under the same form of payment based on the Accrued Benefit as of December 31, 1982.
	      (d) On and after May 11, 1981, solely for purposes of determining the annual amount of retirement benefit commencing at Normal Retirement Date for a Member who was a member in the Pension Plan for Employees of Canadian Trans-Lux Corporation Limited (the "Canadian Plan"), the Normal Retirement Benefit shall be determined in accordance with this Section 4.1 based on years of Credited Service while a Member of the Plan and Credited Service while a member of the Canadian Plan, but only if such service under the Canadian Plan would qualify as Credited Service under the Plan if such service were performed while a Member of the Plan, reduced by the amount of benefit such individual is entitled to receive under the Canadian Plan. Such reduction shall not reduce the amount such Member is entitled to receive under this Plan to an amount less than zero.
	      (e) On and after January 1, 1996, solely for purposes of determining the annual amount of retirement benefit commencing at Normal Retirement Date for a Member who was an employee of Integrated Systems Engineering, Inc., as well as full-time salaried employees of the theatre executive office and theatre managers, the Normal Retirement Benefit shall be determined in accordance with this Section 4.1 based on years of Credited Service completed after January 1, 1996.
	4.2   At Earlier Retirement Date
	      --------------------------
	      The annual retirement benefit, commencing at Earlier Retirement Date to a Member who retires on an Earlier Retirement Date, shall be equal to the Actuarial Equivalent (as set forth in Appendix A) of the Accrued Benefit he would have received commencing at Normal Retirement Date, as computed in accordance with Section 4.1 hereof. Notwithstanding the foregoing, a Participant may elect to defer the commencement of benefits until the date the Member would have attained Normal Retirement Date, in which case the benefit shall equal the Member's Accrued Benefit.
	4.3   Maximum Benefits
	      ----------------
	      (a) Notwithstanding any provision of the Plan to the contrary, the maximum annual benefit payable to a Member under the Plan shall be subject to the limitations set forth in Section 415 of the Code and any regulations or rulings issued thereunder. If the benefit begins before the Member's 62nd birthday, the dollar limitation described in Section 415(b)(1)(A) of the Code shall be the Actuarial Equivalent of the maximum benefit payable at age 62. If the benefit begins after the Member's Social Security Retirement Age, such dollar limitation shall be the Actuarial Equivalent of the maximum benefit payable at the Member's Social Security Retirement Age. If the benefit is payable neither as a life annuity nor as a qualified joint and survivor annuity with the Member's Spouse as beneficiary, the maximum limitation shall be the Actuarial Equivalent of the maximum limitation otherwise applicable. Effective on January 1, 1999, Actuarial Equivalent for purposes of this
		   Section 4.03 shall be determined in accordance with
		   Section 415(b) of the Code and the regulations or rulings issued thereunder and using the Plan's early retirement, late retirement or optional benefit factors as appropriate, or, if less, using factors calculated from the IRS Mortality Rate, if applicable, and (i) with respect to an adjustment for certain forms of benefit under Section 415(b)(2)(B) of the Code, the IRS Interest Rate if the benefit is subject to the provisions of
		   Section 417(e)(3) of the Code or five percent otherwise;

		   and (ii) with respect to any other adjustment for commencement of benefits before or after Social Security Retirement Age required under Section 415(b)(2)(C) or
		   (D) of the Code, an interest rate of five percent.
	      (b) For limitation years commencing prior to January 1, 2000, if a Member is a participant in any qualified defined contribution plan required to be taken into account for purposes of applying the combined plan limitations contained in Section 415(e) of the Code, then for any year the sum of the defined benefit plan fraction and the defined contribution plan fraction, as such terms are defined in said Section 415(e), shall not
		   exceed 1.0.	If for any year the foregoing combined plan
		   limitation would be exceeded, the benefit provided under this Plan shall be reduced to the extent necessary to meet that limitation. If a Member's benefit commenced prior to January 1, 2000, and was limited by the provisions of Section 415(e) of the Code, such benefit shall be redetermined as of January 1, 2000 without regard to the provisions of said Section 415(e) and such recomputed benefit shall be payable on and after January 1, 2000, but only if the Pension Committee finds that doing so will not result in the duplication of benefits payable from this Plan and any other qualified or nonqualified plan sponsored by the Company.

				 SECTION V
				 ---------
		   NORMAL FORM OF BENEFIT AT RETIREMENT
		   ------------------------------------

	 5.1 Subject to the provisions of Section 11.2, effective on and after August 23, 1984, the normal form of payment of retirement benefits for a Member who is married on his Retirement Commencement Date shall be the Qualified Joint and Survivor Annuity. No sooner than 30 days nor later than 90 days prior to a Member Retirement Commencement Date, the Committee shall provide the Member with written explanation of (a) the terms and conditions of the Qualified Joint and Survivor Annuity, (b) the Member's right to revoke and reelect the Qualified Joint and Survivor Annuity, (c) the rights of the Member's Spouse to consent to any revocation of the Qualified Joint and Survivor Annuity and, (d) effective on and after August 22, 1988, a general description of the eligibility conditions and other material features of any optional form of benefit and sufficient additional information to explain the relative values of the optional
	      forms of benefit under the Plan.	An election to waive the
	      Qualified Joint and Survivor Annuity must be made within the 90-day period commencing prior to the Member's Retirement Commencement Date. An election to waive the Qualified Joint and Survivor Annuity shall only be effective if the Member's Spouse consents in writing to such election. Spousal consent must acknowledge the effect of such election, specify the alternate form of payment selected, designate the alternate beneficiary who is eligible to receive the benefits under the Plan, if any, and be witnessed by a Plan representative or a notary public. If such Member effectively elects not to receive his retirement benefits in the form of a Qualified Joint and Survivor Annuity, then the Member may elect to receive payment of such retirement benefit in the form of a life annuity as provided in Section 5.2 below, or in any optional form of payment provided in Section 6.1. A Spouse's consent to waive any benefits hereunder shall only be effective with respect to such Spouse. An alternate beneficiary or form of payment consented to by a Spouse in lieu of the form of benefit payable under this Section 5.1 may not be changed unless such change is to the Qualified Joint and Survivor Annuity or the Spouse again consents in writing to such change. In the event a Spouse is legally incompetent to give consent, the legal guardian of the Spouse may give consent.

		   Former Members of the Plan who completed one Hour of
	      Service after September 1, 1974, and separated from service prior to January 1, 1976, and who have not commenced benefits under this Plan, as of August 23, 1984, may elect or revoke the Qualified Joint and Survivor Annuity according to the provisions of the Plan in effect on August 22, 1984.
	 5.2 Subject to the provisions of Section 11.2, if a Member has no Spouse, his Spouse cannot be located, the Member is legally separated from or has been abandoned by said Spouse (within the meaning of local law) and the Member has a court order to such effect, or the Member is otherwise exempt from the requirements of Section 5.1 pursuant to regulations issued by the Secretary of the Treasury, the normal form of payment of his retirement benefits shall be a monthly life annuity terminating with the last payment preceding his death. A Member who meets the requirements of this Section 5.2 shall be eligible to reject the normal form of payment and elect an optional form of benefit in the same manner and within the same time period prescribed in Section 5.1, except that spousal consent shall not be required.

				SECTION VI
				----------
			 OPTIONAL FORM OF BENEFITS
			 -------------------------

	 6.1 In lieu of normal form of payment provided under Section 5.1 or Section 5.2 (provided a Member who is married to a Spouse has obtained his Spouse's consent as required by Section 5.1), a Member may elect an optional form of benefit described in this Section 6.1. Any optional form shall be the Actuarial Equivalent of the normal form provided in
	      Section 5.2.
	      (a) Ten Year Certain and Life: An actuarially reduced monthly life annuity payable to the Member at his Retirement Commencement Date and terminating with the last payment preceding his death, provided that not less than 120 monthly payments shall be made to him and his Beneficiary.
	      (b) Joint and Survivorship Annuity: An actuarially reduced monthly life annuity payable to the Member at his Retirement Commencement Date and providing for the continuation of such reduced retirement benefit in an amount equal to 100%, 66-2/3% or 50% of such reduced retirement benefit, to the Contingent Annuitant for as long as the Contingent Annuitant lives. Under this option, the amount of reduction in the retirement benefit depends upon the age of the Member and the Contingent Annuitant at the date the benefit is to commence and the amount of the continuing payment elected as stated in Appendix A.
	      (c) Social Security Offset: A Member who retires prior to his Social Security Retirement Age may elect a retirement benefit, which is the Actuarial Equivalent of the retirement benefit such Member would receive as if Social Security Benefits had commenced as of his date of retirement, so that at the time such Member's old-age benefit under Title II of the Social Security Act actually becomes payable, he will receive a reduced amount from the Plan, and the amount of benefits such Member shall receive both before and after such Social Security benefit commences shall be approximately equal.
	      (d) Lump Sum Option: A Member may elect a lump sum form of payment, which is the Actuarial Equivalent determined in accordance with Section 11.2(b) and Appendix A of the retirement benefit otherwise payable to him. Distributions of lump sum amounts shall be permitted at any date which is prior to the Member's Normal Retirement Date only upon the consent of the Member if such Lump Sum amount exceeds $3500, effective through December 31, 1997, and $5,000 on and after January 1, 1998, as determined under Section 11.2(b). Payment of a lump sum amount under this section (d) shall represent a complete discharge of the Plan's liability to such Member.
	 6.2 The optional benefits, as provided in Section 6.1, are subject to the following limitations and restrictions:
		   With respect to all optional retirement benefits
	      provided hereunder, the Member may elect any one of the options at least 90 days prior to Deferred, Normal or Earlier Retirement Date and shall be effective on the Participant's Deferred, Normal or Earlier Retirement Date, by written notice delivered to the Pension Committee and shall be effective on the date of the Retirement Commencement Date.
		   No optional form under Section 6.1 of the Plan shall be
	      payable over a period exceeding one of the following:
	      (a) the life of a Member or the joint lives of a Member and
		   his Spouse, or designated Beneficiary, as the case may be; or
	      (b) the life expectancy of the Member or joint life
		   expectancy of a Member, his Spouse or designated Beneficiary, as the case may be. Life expectancy shall be determined according to Code regulation 1.72-9.
		   Any payments to a Contingent Annuitant or Beneficiary,
	      who is not the Spouse of the Member, shall be subject to the limitation that the present value of payments to the Member, calculated as of the appropriate retirement date, must exceed 50% of the then present value of the total payments to be made to the Member and his Beneficiary.
	 6.3 Prior to the distribution of any benefit payable hereunder, if the present value of such benefit is in excess of $3,500 through December 31, 1997 and $5,000 on and after January 1, 1998, then such benefit shall not be distributed before the Member's Normal Retirement date unless the Member and, if applicable, the Member's Spouse, consent in writing thereto, except that if such benefit is payable as a Qualified Joint and Survivor Annuity and is immediately distributable, written consent to the distribution shall not be required.

				SECTION VII
				-----------
			      DEATH BENEFITS
			      --------------

	 7.1 Pre-Retirement Spouse's Benefit
	     -------------------------------
	      (a) If a Member dies in the active service of the Employer
		   after having satisfied the requirements for Earlier Retirement Date, but prior to his Normal Retirement Date, and is survived by a Spouse, such Spouse shall be entitled to receive a monthly benefit for life commencing on the first day of the month following the date of death of the Member except that if the present value (as determined under Section 11.2) of the benefit payable to the Spouse is $3500 or less though December 31, 1997 or $5,000 or less on and after January 1, 1998, such amount shall be payable under Section 11.2. The annual amount of such benefit shall be the greater of the benefit provided in Section (b) or, on and after August 23, 1984, the benefit provided in Section (c).
	      (b) If the surviving Spouse is not more than five years younger than the deceased Member, the benefit shall be 50% of the deceased Member's Accrued Benefit, computed as if such Member had retired on the day before he died.
			If the surviving Spouse is more than five years
		   younger than the deceased Member, the benefit shall be computed as in the preceding paragraph and such amount shall be reduced by (i) and, if applicable, (ii) below:
		   (i) 1% for each full year in excess of five years up to
			a maximum of twenty-five years that the Spouse is younger than the Member; and
		   (ii) 2% for each full year in excess of twenty- five
			years that the Spouse is younger than the Member.
	      (c) Effective on and after August 23, 1984, in the event of the death of a Member with a Spouse, who is entitled to receive benefits in accordance with Section 9.2 or 9.3 (whichever is applicable) and who has not commenced benefits under the Plan, a survivor annuity shall be payable to his Spouse for such Spouse's lifetime, with monthly payments commencing on the first day of the month coincident with or next following the later of (i) the date of the Member's death, or (ii) the date the Member would have attained age 55 if he had completed 10 Years of Credited Service as of his date of death, unless the Spouse elects to defer such payment until the date the Member would have attained Normal Retirement Date, or in any other case, the date the Member would have attained age 65. Notwithstanding the preceding sentence, if the present value (determined under Section 11.2) of the survivor annuity is less than $3500 effective through December 31, 1997 or $5,000 on and after January 1, 1998, then the benefit shall automatically be distributed in a single cash payment as provided under Section 11.2. The survivor annuity shall be equal to Member's Accrued Benefit payable as a Qualified Joint and Survivor Annuity determined as follows:
		   (i) In the case of a Member who has attained Earliest
			Retirement Age as of his death, such Qualified Joint and Survivor Annuity shall be determined as if the Member had retired on the date of death and
			Section 4.2 of the Plan applied.
		   (ii) In the case of a Member who had not attained
			Earliest Retirement Age as of his date of death, such Qualified Joint and Survivor Annuity shall be determined as if the Member had:
		   (A) separated from service on his date of death or
			termination of employment whichever is earlier; and
		   (B) survived until Earliest Retirement Age and Section
			4.2 of the Plan applied, and;
		   (C) died on the day following his Earliest Retirement
			Age.
		   For the purposes of this section, "Earliest Retirement
	      Age" shall mean age 55 if a Member had completed 10 Years of Credited Service as of his date of death or separation from service, whichever occurs first, or in any other case, age 65.
		   A former Member who has one Hour of Service on and after
	      January 1, 1976, who has separated from service prior to August 23, 1984, and who has a vested benefit in accordance with Section 9.2 as of his date of termination, shall have this Section 7.1(c) apply upon the occasion of his death provided such former Member had not commenced payment of his vested benefit under the Plan as of August 23, 1984.
	      (d) Applicable Provisions on Death - If either (i) a Spouse's
		   benefit shall have become payable under the provisions of Section 7.1(b) or (c) or (ii) the benefit shall have become effective under the provisions of Section V or
		   Section VI, the death benefit, if any, shall be that provided by such applicable section.

			       SECTION VIII
			       ------------
			       CONTRIBUTIONS
			       -------------

	 8.1 The Company, in accordance with the requirements of Code
	      Section 412, shall make contributions to the Trustee as are actuarially necessary to provide the retirement benefits under the Plan. Contributions shall be made conditioned upon their deductibility under Code Section 404. Any contribution which is made under this Section 8.1 which is determined by an Actuary to be non-deductible under Code Section 404 shall be returned to the Employer within the next following one-year period, provided the Actuary certifies to the non-deductibility of such contribution under Section 404 of the Code. No contributions will be required of Members.
	 8.2 The Company reserves the right to reduce, suspend, or discontinue its contributions for any reason at any time, provided that it shall be impossible, at any time prior to the satisfaction of all liabilities with respect to all Members, Spouses, Contingent Annuitants, and Beneficiaries under the Plan, for any part of the Trust Fund to revert to the Company, or to be used for, or diverted to, any purpose other than their exclusive benefit. Any assets remaining in the Trust upon a Plan termination or a discontinuance of contributions to the Plan, after satisfaction of liabilities with respect to all Members, Spouses, Contingent Annuitants and Beneficiaries under the Plan, shall revert to the Company.

				SECTION IX
				----------
			  TERMINATION OF SERVICE
			  ----------------------

	 9.1  Before 10 Years of Vesting Service
	      ----------------------------------
	      (a) A Member whose service with the Company is terminated prior to January 1, 1989, for reasons other than total and permanent disability and before his Normal or Earlier Retirement Date and before completing at least 10 years of Vesting Service shall not be entitled to any benefits under the Plan.
	      (b) Any forfeitures arising as a result of this Section 9.1 shall be used to reduce the Company's cost under the Plan.
	 9.2  With 10 or More Years of Vesting Service
	      ----------------------------------------
	      (a) A Member, whose service with the Company is terminated after December 31, 1975, but before January 1, 1989, and before his Normal or Earlier Retirement Date, having completed at least 10 years of Vesting Service, shall be entitled to his Accrued Benefit as of his date of such termination with benefits commencing at his Normal Retirement Date.
	      (b) A Member, who is entitled to a retirement benefit under subparagraph (a) above, may elect to receive his retirement benefit commencing at an Earlier Retirement Date which shall be the first day of any specified month subsequent to the date of his election. In such event,the retirement benefit then payable shall be equal to the Actuarial Equivalent of the Accrued Benefit which he was entitled to receive at his Normal Retirement Date.
	 9.3  Provisions effective on and after January 1, 1989
	      -------------------------------------------------
	      (a) A Member whose service with the Employer is terminated for reasons other than total and permanent disability and before his Normal or Earlier Retirement Date and before completing at least 5 years of Vesting Service shall not be entitled to any benefits under the Plan. Any forfeitures arising as a result of this Section (a) shall be used to reduce the Company's cost under the Plan.
	      (b) A Member, whose service with the Employer is terminated before his Normal or Earlier Retirement Date, having completed at least 5 years of Vesting Service shall be entitled to his Accrued Benefit as of the date of such termination with benefits commencing at his Normal Retirement Date.

	      (c) A Member, who is entitled to a retirement benefit under subparagraph (b) above, may elect to receive his retirement benefit commencing at an Earlier Retirement Date provided the Member has satisfied the provisions of
		   Section 3.2, which shall be the first day of any specified month subsequent to the date of his election. In such event, the retirement benefit then payable shall be equal to the Actuarial Equivalent of the Accrued Benefit which he was entitled to receive at his Normal Retirement Date.
	 9.4  Vesting service
	      ---------------

	      (a)  Service Prior to January 1, 1976
		   --------------------------------
		   Vesting Service for Plan Years beginning prior to January 1, 1976, shall be equal to the continuous service recognized under the provisions of the Plan as in effect prior to January 1, 1976.

	      (b) Service on and after January 1, 1976 The computation period for the determination of Vesting Service on and after January 1, 1976 shall be the Plan Year. An Employee shall accrue one year of Vesting Service for each Plan Year in which he completed 1,000 Hours of Service. If an Employee has a One Year Break in Service (commencing on or after January 1, 1976) and is later reemployed, his period of Vesting Service prior to his Reemployment Commencement Date shall be restored, provided such Employee completes a Year of Eligibility Service and further provided that, if such Employee was not vested in accordance with Section 9.2(a) or 9.3(b) at the time his One Year Break in Service commenced, the period of his Vesting Service prior to such occurrence shall not be taken into account if the number of consecutive One Year Breaks in Service equals or exceeds the greater of a) his aggregate years of Vesting Service accrued before such One Year Break in Service, or b) on and after January 1, 1985, five years.
	      (c) An employee who became a Member on or after January 1, 1985, shall not accrue Vesting Service for services rendered prior to the Plan Year in which the Employee's 18th birthday occurs.
	      (d) Solely for determining the nonforfeitability of any benefit under the Plan, former Members who terminated employment with the Company for immediate employment with a Gulf & Western entity (hereinafter called the "Corporation") because of the sale of certain subsidiaries and divisions to the Corporation on July

		   25, 1986, shall continue to accrue Vesting Service under this Plan for so long as they are employed by the Corporation provided such service conforms to the requirements of Vesting Service set forth in Section
		   1.36 as if such Vesting Service was performed for the Company, and further provided that the Corporation provides such timely information as may be required to determine Vesting Service with respect to such former Members.
			The above paragraph shall not be construed as
		   establishing or continuing any contract of employment between the Company and former Members.

				 SECTION X
				 ---------
				DISABILITY
				----------

	 10.1 In the event a Member is determined by the Pension Committee to be totally and permanently disabled according to Section
	      10.2 and has attained age 45 and completed at least 15 years of Vesting Service, he shall be entitled to a disability benefit as defined in Section 10.3.
	 10.2 The Pension Committee shall base its determination of total and permanent disability on the medical opinion of a committee of doctors chosen by the Pension Committee.
	 10.3 The disability benefit shall be equal to the Member's Accrued Benefit at the date of disability. Such benefit shall be reduced for immediate payment according to the Actuarial
	      Equivalent early retirement factors of the Plan.	However, if
	      an Employee is below age 55, the Actuarial Equivalent reduction factor used for immediate payment will not be less than the factor that would be used as if the Employee was age 55.
	 10.4 Disability benefits shall be payable in the same manner and form as set forth in Section V, unless the Member, and if applicable, the Member's Spouse, consent in accordance with
	      Section 5.1 to receive an optional form of benefit under
	      Section VI.

				SECTION XI
				----------
		      TIME OF COMMENCEMENT OF PAYMENT
		      -------------------------------

	 11.1 Commencement of Payment
	      -----------------------
	      Unless a Member elects otherwise, the payment to him of his retirement benefit shall begin not later than the 60th day after the close of the Plan Year in which occurs the later
	      of:
	      (a) the Member's Normal Retirement Date, or
	      (b) the fifth anniversary of the Member's participation in
		   the Plan, or
	      (c) the date the Member terminates his service with the
		  Company.
	      In no event, however, shall a retirement benefit becoming payable under this Plan commence later than the April 1 following the calendar year in which the Member attains age 70-1/2.
		   If the amount of the retirement benefit cannot be
	      ascertained or if the Committee after diligent search cannot locate the Member within the time limits set forth above, a retroactive payment of such retirement benefit shall be made no later than 60 days after the earliest date on which such amount can be ascertained or the date on which the Member is located, whichever is applicable.
	 11.2 Payment of Lump Sum Benefits
	      ----------------------------
	      (a) Payment of Small Benefits Effective January 1, 1989, and notwithstanding any other provisions of the Plan, if the present value of the benefit payable to the Member (or the spouse or other designated beneficiary), determined in the Plan Year in which such Member retires, dies, or terminates employment with the Employer, is not in
		   excess of $3,500 for Plan Years ending on or before December 31, 1997 or $5,000 for Plan Years ending on and after January 1, 1998, then such Member (Spouse or other designated Beneficiary) shall receive as of the date of his retirement, termination or death a lump sum distribution equal to the present value of such vested benefit. For purposes of determining whether the
		   present value of the vested benefit exceeds $3,500 or $5,000, as the case may be, and the amount of such distribution payable to the Member, the present value shall be calculated as provided in subsection (b) below. To the extent permitted by law, in the event the present value of a Member's benefit exceeds $3,500 upon an initial determination of its present value prior to January 1, 1998, the present value shall be redetermined as of January 1, 1998 and if such redetermined present value is $5,000 or less, it shall be paid to the Member (Spouse or other designated Beneficiary) in accordance with this Section. The present value of the benefit shall be redetermined annually as of the first day of each subsequent Plan Year. Any lump sum benefit payable shall be made as soon as practicable following the determination that the amount qualifies for distribution under the provisions of this Section 11.2. However, in no event shall lump sum payments be made under this Section after the date benefit payments have begun as an annuity.
	      (b) For purposes of determining the present value and the amount of a lump sum payment of the Member's vested benefit under Section 6.1(d) or 11.2(a),the Interest
		   Rate shall be the IRS Interest Rate determined under
		   Appendix A.
	 11.3 No portion of the Member's Accrued Benefit may commence to be distributed under the Plan prior to the Member's Normal Retirement Date unless:
	      (a) the Member and such Member's Spouse, if applicable, consents in writing to such distribution within the 90-day period prior to the Retirement Commencement Date; or
	      (b)  the benefit is provided in accordance with Section 5.1
		   or 5.2. Notwithstanding the foregoing, no consent shall be required if the Member's Accrued Benefit determined
		   in accordance with Section 11.2 is less than $3,500 for Plan Years ending on or before December 31, 1977 or $5,000 for Plan Years ending on or after January 1,
		   1998.
			Notwithstanding anything in the Plan to the
		   contrary, after having received any required written explanation of his benefits, a Member may (with any applicable spousal consent) affirmatively elect to have his benefit commence sooner than 30 days following his receipt of the written explanation, provided all of the following requirements are met:
		   (i) the Pension Committee clearly informs the Member3
			that he has a period of at least 30 days after receiving the notice to decide when to have his benefits begin and, if applicable, to choose a particular optional form of payment;
		   (ii) the Member affirmatively elects a date for his
			benefits to begin and, if applicable, an optional1 form of payment, after receiving the written explanation;
		   (iii) the member is permitted to revoke his election
			until the later of his Retirement Commencement Date1 or seven days following the day he received the written explanation; and (iv) payment does not commence less than seven days following the day after the written explanation is received by the Member.
	 11.4 Distribution Requirements
	      -------------------------
	      All distributions shall be determined and made in accordance with regulations (including proposed regulations) under Code
	      Section 401(a)(9) and the minimum distribution incidental benefit requirement of Section 1.401(a)(9) of the
	      regulations.
		   The provisions of this Section 11.4 shall supercede any
	      other provision of the Plan.
	      (a) If the Member dies after distribution of his or her interest has begun, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death.
	      (b) If the Member dies before distribution of his or her interest begins, distribution of the Member's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death except to the extent that an election is made to receive distributions in accordance with (i) or
		   (ii) below:
		   (i) if any portion of a Member's interest is payable to
			(or for the benefit of) a designated Beneficiary, such portion shall be distributed (in accordance with regulations) over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary), beginning no later than one year after the date of the Member's death or such later date as the Secretary of the Treasury may, by regulation prescribe; or
		   (ii) if the designated Beneficiary is the surviving
			Spouse of the Member, the date distributions are required to begin under (i) above shall not be earlier than the later (A) the end of the calendar year following the calendar year in which the
			Member died or (B) the end of the calendar year in which the Member would have attained age 70-1/2.
	      (c) If the surviving Spouse dies before distribution to such Spouse, the provisions of subsection (b), with the exception of paragraph (ii) therein, shall be applied as if the surviving Spouse were the Member.
	      (d) For purposes of this Section, the life expectancy of a Member and the Member's Spouse (other than in the case
		   of a life annuity) may be redetermined but not more
		   frequently than annually.
	      (e) Under regulations prescribed by the Secretary of the Treasury for purposes of this Section, any amount paid
		   to a minor child shall be treated as if it had been paid to the surviving Spouse if such amount will become payable to the surviving Spouse upon such child
		   attaining the age of majority.
	 11.5 Direct Rollover Distribution
	      ----------------------------
	      In the event a distribution is made under Section 6.1(d) or a distribution is made under the mandatory cash out provisions contained in Section 11.2 for benefits of $3,500 or less or $5,000 or less, as the case may be, the Member may, at any time prior to the Retirement Commencement Date, elect to roll over such distribution to an individual retirement account as defined in Code Section 408(a), an individual retirement annuity under Code Section 408(b), or a defined contribution plan qualified under Code Section 401(a) (hereinafter collectively known as "recipient plan") subject to the following terms and conditions:
	      (a) The Pension Committee within a reasonable period prior to the time the election is required to be made under this Section 11.5, furnishes a written explanation to the Member of the consequences of making or not making the election.
	      (b) the Member shall be required to represent to the Pension Committee that any recipient plan is (or is intended to be) eligible as an individual retirement plan under Code
		   Section 408(a) an individual retirement annuity under 408(b) or a qualified defined contribution plan under Code Section 401(a) and provide any other reasonable information the Pension Committee shall require (including the name, address and account numbers with respect to a recipient plan);
	      (c) a Member failing to elect the rollover option under this Section ll.5 prior to a Retirement Commencement Date shall be deemed not to have elected a rollover option;

	      (d) the Pension Committee may adopt any reasonable procedures to accomplish the direct rollover, as a trustee to trustee transfer, including distribution in the form of a restricted check payable to a fund or a trustee for the benefit of the Member;
	      (e) amounts eligible for direct rollover may be distributed to a maximum of three recipient plans;
	      (f) a Member shall be permitted to divide a distribution in the form of a percentage or dollar amount to be rolled over to a recipient plan and the remainder to be received currently by the Member;
	      (g) a surviving Spouse, or a Spouse or former Spouse in compliance with a qualified domestic relations order, shall have the same rights as a Member under this Section ll.5, except that rollovers shall not be permitted to any recipient plan which is a qualified plan under Code Section 401(a). Amounts required to be distributed pursuant to Section ll.l shall not be eligible for the direct rollover option set forth in this Section ll.5.

				SECTION XII
				-----------
			       REEMPLOYMENT
			       ------------

	 12.1 If any retired Member is reemployed by the Company prior to his Normal Retirement Date, his retirement benefit payments, if any, shall cease; any election of an optional benefit in effect thereunder shall become void and the provisions of
	      Section 5.1 hereof shall again become effective.	Any
	      Credited Service to which he was entitled when he retired shall be restored to him, and upon subsequent retirement, his retirement benefits shall be redetermined based on his Salary and Credited Service before and after the period of prior retirement reduced by the Actuarial Equivalent of the benefits previously received, if any. Such reduction shall not reduce the benefit payable to the Member to an amount which is less than the benefit payable to the Member prior to the Member's reemployment.
	 12.2 If any Member, who received or is receiving a disability benefit under Section X hereof, is reemployed by the Company prior to his Normal Retirement Date, any disability benefit payments he was receiving shall cease and the provisions of
	      Section 5.1 hereof shall again become effective.	Any Vesting
	      Service and Credited Service to which he was entitled when he became disabled shall be restored to him, and upon subsequent retirement or termination of service his benefit shall be redetermined based on his Salary and Credited Service before and after his disability, reduced by the Actuarial Equivalent of the benefits previously received, if any.
	 12.3 If a former Member who terminated service after he had earned a vested interest under Section 9.2(a) or Section 9.3(b) is reemployed he shall thereupon again become a Member of the Plan. Any Credited Service to which he was entitled shall be restored to him and upon subsequent retirement or termination of service his benefit shall be based on his Salary and Credited Service before and after his initial termination of service reduced by the Actuarial Equivalent of the benefits previously received, if any.
	 12.4 If a former Employee who terminated service in accordance with Section 9.1 or Section 9.3(a) is reemployed, his entitlement to membership and his prior Vesting Service shall be determined as provided in Section 2.5 and 9.4(a) and (b). Any Credited Service recognized for the period of Vesting Service restored pursuant to said Section shall also be restored to him.

			       SECTION XIII
			       ------------
			 LIMITATION OF ASSIGNMENT
			 ------------------------

	      The benefits payable hereunder to any Member, Spouse, Beneficiary, or Contingent Annuitant, if any, shall not be assigned, commuted, anticipated, alienated, sold, transferred, pledged, encumbered or charged, and shall not be subject by attachment or otherwise to the claims of any creditors of the Member, Spouse, Beneficiary or Contingent Annuitant.
	      Notwithstanding the above, the Committee shall direct the Trustees to comply with a Qualified Domestic Relations Order provided such order does not require a form of benefit not otherwise provided under the Plan, or require increased benefits, or require the payment of benefits to an Alternate Payee (as described below) which are required to be paid to another Alternate Payee under a previous Qualified Domestic Relations Order. Payments in compliance with a Qualified Domestic Relations Order may commence, in the case of a Member who has not separated from service no earlier than the first day of the month coincident with or next following the date the Member attains "Earliest Retirement Age" as defined in Section 414(p) of the Code, based on the Actuarial Equivalent of the Member's Accrued Benefit on the date payments are to begin.
	      For purposes of this Section an Alternate Payee shall mean a Spouse, former Spouse, child or dependent of the Member who is recognized by a domestic relations order as having the right to receive all or a portion of, the benefits payable under the Plan to the Member.
	      The Pension Committee shall notify each Member and any Alternate Payee of its receipt of any domestic relations order, the Plan procedures for determining the qualified statute of such order, and the procedures for the administration of such distributions.
	      If the present value of any series of payments meeting the criteria set forth for Qualifed Domestic Relations Orders amounts to $5,000 or less, an Actuarial Equivalent lump sum payment, determined in the manner described in Section 5.1, shall be made in lieu of the series of payments.
	      Notwithstanding the first paragraph of this Section, a Member's benefits under the Plan shall be offset by the amount the Member is required to pay to the Plan under the circumstances set forth in Section 401(a)(13)(C) of the Code.
	      Except as otherwise provided in this Section, no part of the corpus or income of the funds of the Plan shall be used for, or diverted to, purposes other than for the exclusive benefit of Members and other persons entitled to benefits under the Plan and paying Plan expenses not otherwise paid by the Company, before the
	 satisfaction of all liabilities with respect to them.	No person
	 shall have any interest in or right to any part of the earnings of the funds of the Plan or any right in, or to, any part of the assets held under the Plan, except as and to the extent expressly provided in the Plan.

				SECTION XIV
				-----------
		   LIMITATION OF RIGHTS OF THE EMPLOYEE
		   ------------------------------------

	      This Plan is a voluntary program on the part of the Company and shall not be deemed to constitute a contract between an Employer and any Member or to be a consideration for, or
	 inducement of, employment for any Employee or Member.	Nothing
	 contained in the Plan shall be deemed to give a) a Member the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge or retire the Member, or b) any Member, Spouse, or Beneficiary any right or claim to any payment under the Plan, except as such payment may be provided for under the terms of the Plan and then only to the extent that assets are available in the hands of the Trustee for the making of such payment.

				SECTION XV
				----------
		  AMENDMENT TO OR TERMINATION OF THE PLAN
		  ---------------------------------------

	 15.1 Amendment
	      ---------
	      (a) The Board reserves the right to amend the Plan at any time to any extent that it may, in its sole and complete discretion, deem advisable, including any amendment deemed necessary to ensure initial qualification or continued qualification of the Plan under the Code or any other applicable Federal or State laws.
	      (b) No such amendment shall increase the duties or responsibilities of the Trustee without its written consent thereto.
	      (c) No such amendment shall have the effect of diverting any part of the principal or income of the Trust Fund for purposes other than the exclusive benefit of its Members and their Spouses, Contingent Annuitants and any other designated Beneficiaries, prior to the satisfaction of all liabilities under the Plan.
	      (d) Except to the maximum extent permitted or required by the Code or any other applicable section of the law and the regulations issued thereunder, no amendment or modification shall be made which would:
		   (i) retroactively impair any rights to any benefit under
			the Plan which any Member, Beneficiary, Spouse or other eligible survivor would otherwise have been
			entitled to as of the date of such amendment,
		   (ii) permit the elimination or reduction of a subsidy or
			an early retirement benefit (as defined in Code
			regulations) prior to the effective date of such
			amendment, or
		   (iii) permit the elimination of an optional form of
			benefit with respect to benefits attributable to Vesting Service prior to the effective date of such amendment. In the case of a retirement type subsidy, this subsection (iii) shall apply only with respect to a Member who satisfies (either prior to or subsequent to the effective date of the amendment) preamendment conditions for such subsidy. The foregoing shall not operate to limit the application of an amendment described in Code
			Section 412(c)(8).
	 15.2 Termination
	      -----------
	      The Company reserves the right to terminate the Plan in whole or in part at any time by action of its Board of Directors. Upon complete or partial termination of the Plan, the nonforfeitable benefits of each Member (or, in the event of a partial termination, each Member affected by such partial termination) shall become nonforfeitable as of the date of such termination. In the event of such termination, after providing for the expenses of the Plan, the assets of the Plan applicable to Members affected by such termination shall be used and applied for the satisfaction of all liabilities under the Plan in the manner prescribed by Section 4044 of the Act (or corresponding provision of any subsequent applicable law in effect at the time). The Pension Committee may direct that benefits may be provided by the purchase of annuities, by continuing the Fund in existence and making provision thereunder for the payment of retirement benefits or by immediate distribution from the Fund. If, upon satisfaction of all benefit liabilities under the Plan with respect to Members, former Members, their Spouses and Beneficiaries, there is a balance remaining in the Fund, such balance shall be returned to the Company.
	 15.3 Amendment Following Change in Control
	      -------------------------------------
	      Notwithstanding the provisions of Subsection 15.1(a), the Board of Directors shall have the right to amend or terminate the Plan at any time; provided, however, that for a period of three years following a "change in control" (as such term is defined in Section 15.4), the provisions of the Plan may not be amended if any amendment would adversely affect the rights, expectancies or benefits of any Member, Spouse or other designated Beneficiary provided by the Plan as in effect immediately prior to the Change in Control.
	 15.4 Termination Following Change in Control
	      ---------------------------------------
	      Notwithstanding the preceding provisions of this Section or any other provision of this Plan, in the event this Plan is terminated within three years following a "change in control" (as hereinafter defined), the assets of the Plan shall be applied in accordance with the preceding provisions of this
	      Section 15.2 to satisfy all liabilities to retired Members, Members, Spouses, Contingent Annuitants and Beneficiaries. If, after satisfaction of such liabilities, there are assets remaining in the Plan, such assets shall be applied on a pro rata basis to increase the benefits to Members who are in active service of the Company on the date of such termination; provided, however, that if any portion of an allocation of such assets, when added to any other payments to any individual who is a "disqualified individual," as such term is defined in Section 280G(c) of the Code, would result in the imposition of an excise tax pursuant to Section 4999 of the Code (as determined by the Trustee), then such allocation shall be reduced until either no portion of the allocation would result in the imposition of such excise tax or such allocation is reduced to zero. For purposes hereof, a "change in control" shall mean:
	      (a) the acquisition by any corporation, person, or business
		   entity of more than 20% of the then outstanding voting stock of the Company, other than through a transaction consented to by the Board of Directors of the Company prior to such acquisition of more than 20% of such then outstanding voting stock, and which consent of the Board of Directors of the Company is contained in a resolution of such Board adopted on a date which is both prior to such acquisition and subsequent to January 1, 1986, or
	      (b) the purchase of shares of voting stock of the Company
		   pursuant to a tender offer or exchange offer which is opposed by a majority of the members then serving on the Company's Board of Directors. Notwithstanding, the provisions of Section 15.1(a) hereof, the foregoing provisions of this paragraph may not be amended, following a "change in control", without the written consent of a majority, in both number and interest, of the Members who are in active service with the Company on the date of such amendment.

				SECTION XVI
				-----------
			 GOVERNMENTAL RESTRICTIONS
			 -------------------------

	 16.1 Limitation Concerning Highly Compensated Employees or Highly
	      ------------------------------------------------------------
	      Compensated Former Employees
	      ----------------------------
	      (a) The provisions of this Section shall apply (i) in the event the Plan is terminated, to any Member who is a highly compensated employee or highly compensated former employee (as those terms are defined in Section 414(q) of the Code) of the Company or an Affiliated Employer and (ii) in any other event, to any Member who is one of the 25 highly compensated employees or highly compensated former employees of the Company or Affiliated Employer with the greatest compensation in any Plan Year. The amount of the annual payments to any one of the Members to whom this Section applies shall not be greater than an amount equal to the annual payments that would be made on behalf of the Member during the year under a single life annuity that is the Actuarial Equivalent to the sum of the Member's Accrued Benefit and the Member's other benefits under the Plan.
	      (b) If, (i) after payment of Accrued Benefits or other benefits to any one of the Members to whom this Section applies, the value of Plan assets equals or exceeds 110 percent of the value of current liabilities (as that term is defined in Section 412(l)(7) of the Code) of the Plan, (ii) the value of the Accrued Benefit and other benefits of any one of the Members to whom this Section applies is less than one percent of the value of current liabilities of the Plan, or (iii) the value of the benefits payable to a Member to whom this Section applies does not exceed the amount described in Section 411(a)(11)(A) of the Code, the provisions of paragraph
		   (a) above will not be applicable to the payment of benefits to such Member.
	      (c) If any Member to whom this Section applies elects to receive a lump sum payment in lieu of his Pension and the provisions of paragraph (b) above are not met with respect to such Member, the Member shall be entitled to receive his benefit in full provided he shall agree to repay to the Plan any portion of the lump sum payment which would be restricted by operation of the provisions of paragraph (a) and shall provide adequate security to guarantee that repayment.

	      (d) Notwithstanding paragraph (a) of this Section, in the event the Plan is terminated, the restriction of this Section shall not be applicable if the benefit payable to any highly compensated employee and any highly compensated former employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.
	      (e) If it should subsequently be determined by statute, court decision acquiesced in by the Commissioner of Internal Revenue, or ruling by the Commissioner of Internal Revenue that the provisions of this Section are no longer necessary to qualify the Plan under the Code, this Section shall be ineffective without the necessity of further amendment to the Plan.

			       SECTION XVII
			       ------------
			ADMINISTRATION OF THE PLAN
			--------------------------

	 17.1 The general administration of the Plan shall be placed in a Pension Committee consisting of not less than three nor more than nine persons who shall be appointed, from time to time, by the Board to serve at the pleasure of said Board. The members of the Pension Committee shall collectively be the Plan Administrator and Named Fiduciary, as such terms are defined under the Act.
	 17.2 Any person appointed as a member of the Pension Committee shall signify his acceptance in writing to the Board. Any member of the Pension Committee may resign by delivering his written resignation to the Board and such resignation shall become effective upon delivery or any later date specified therein.
	 17.3 The members of the Pension Committee will serve without compensation for services as such, but the Company on an equitable basis shall pay or reimburse the Pension Committee for all expenses reasonably incurred by the Pension Committee and shall indemnify the Pension Committee and each member thereof against all loss, liability and expense occasioned by any act or omission to act taken or determined upon by it, or him, except any such act or omission which is due to willful misconduct, fraud or lack of good faith.
	 17.4 A majority of the members of the Pension Committee, at the time in office, may do any act which this Plan authorizes or requires the Pension Committee to do, and the action of such majority of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Pension Committee and shall have the same effect for all the members at the time in office. The Pension Committee may, by a writing signed by a majority of its members, delegate to any one member of the Pension Committee the authority to give certified notice in writing of any action taken by the Pension Committee and may assign specific duties and responsibilities to one or more of its members.
	 17.5 Subject to the limitations of the Plan, the Pension Committee shall establish rules for the administration of the Plan and
	      the transaction of its business.	The determination of the
	      Pension Committee as to any questions involving the general administration of the Plan or the proper interpretation of any of its provisions shall be conclusive.
	 17.6 The Pension Committee's determination, as to which Employees are eligible to be Members and of a Member's period of Credited Service and Salary, shall be conclusive. Any discretionary actions to be taken under this Plan by the Pension Committee with respect to the classification of Members or benefits shall be uniform in their nature and applicable to all Members similarly situated and shall be taken with care, skill, prudence and diligence that a prudent man acting in a like capacity under circumstances similar to
	      those then prevailing would use.	The Pension Committee shall
	      have complete and discretionary authority to determine eligibility for benefits, the amount of benefits and to otherwise interpret and administer the provisions of the Plan. The Pension Committee may appoint accountants, attorneys, Actuaries or other agents as it may deem necessary or advisable in order to properly administer and implement the Plan, and may delegate to such appointees appropriate ministerial duties consistent with their background and experience, to the extent that such duties are properly
	      delegable under the Act.	The Pension Committee shall not be
	      liable for any act or omission of such accountant, attorney, Actuary, or other agent in carrying out their delegated responsibilities provided that the Pension Committee does not fail to conduct itself in the manner described above with respect to such designation of agents and allocation of duties, and provided further, that the Pension Committee does not
	      (i) knowingly participate in or knowingly undertake to
		   conceal an act or omission of such agent, knowing that such act or omission is inconsistent with the requirements of the Plan and of the Act, or
	      (ii) through a failure to comply with the prudent action
		   described above enable such agent to commit such an improper act or omission, or
	      (iii) have knowledge of such improper act or omission on the
		   part of such agent, and yet fail to make reasonable efforts under the circumstances to remedy such improper act or omission.
	 17.7 The Pension Committee shall keep in convenient form such data as may be necessary for actuarial valuations with respect to the operation and administration of the Plan and may
	      (a) adopt standards for use in all actuarial calculations required in connection with the Plan;
	      (b)  establish the rate of contribution required to maintain
		   the Plan; and
	      (c)  advise the Company of the rate so established.
	      The Pension Committee shall submit annually to the Board a report showing, in reasonable summary, the financial condition of the Trust Fund and giving a brief account of the operations of the Plan for the past year, and any further information which the Board may require.
	 17.8 The members of the Pension Committee, and the Company and its officers and directors shall be entitled to rely upon all tables, valuations, certificates and reports made by any Actuary or accountant so selected, and upon all opinions given by any legal counsel so selected, and the members of the Pension Committee shall be fully protected with respect to any actions taken or suffered by them in good faith in reliance upon such Actuary, accountant, or counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Members, retired Members, Spouses, Contingent Annuitants and Beneficiaries.
	 17.9 The Pension Committee shall make all reports and give all notices with respect to the Plan and the administration thereof which may be required under the provisions of the Code or of the Act and the regulations promulgated thereunder.
	 17.10 Denial of Claims Procedure
	       --------------------------
	      Any application for benefits by a Member, his Spouse, or other designated Beneficiary, submitted to the Pension Committee on appropriate form shall constitute a claim. In any instance where such claim is denied in whole or in part by the Pension Committee, their decision shall be submitted in writing to the Member, Spouse, or Beneficiary, within 90 days following receipt of such claim, unless special circumstances require additional time, which may be up to an additional 90 days provided the claimant is notified within the initial 90-day period, setting forth the following:
	      (a)  basis for denial of claim;
	      (b)  plan provision on which denial is based;
	      (c) description of any additional information required of the Member, his Spouse, or other Beneficiary;
	      (d)  an explanation of why such information is necessary; and
	      (e)  an explanation of the procedures for reviewing claims
		   under the Plan.
	      Upon receipt of denial of a claim by the Member, Spouse, Contingent Annuitant, or Beneficiary, an appeal requesting further review may be submitted to the Pension Committee
	      within 60 days following receipt of such denial.	Upon
	      receipt of a request for review, the Pension Committee will meet and render a decision within 60 days following the receipt of an appeal unless special circumstances exist which may permit an extension of time, in which case a decision shall be made as soon as possible after the 60-day period, but may in no event be extended beyond 120 days following receipt of appeal. The Pension Committee's ultimate decision shall be submitted to the Member, Spouse, or Beneficiary in writing, setting forth the specific reasons for the decision and specific references to the provisions of the Plan on which the decision is based.
	 17.11 Facility of Payment
	       -------------------
	      If the Pension Committee shall find that a Member or other person entitled to a benefit is unable to care for his affairs because of illness or accident or because he is a minor, the Pension Committee may direct that any benefit due him, unless claim shall have been made for the benefit by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with
	      whom he resides.	Any payment so made shall be a complete
	      discharge of the liabilities of the Plan for that benefit.
		   Furthermore, if the Pension Committee receives on
	      behalf of a Member a power of attorney with respect to such
	      Member valid under state law, the Pension Committee shall comply with the instructions of the named attorney to the extent that the Pension Committee would comply with such instructions if given by the Member and such instructions are consistent with the power of attorney.

			       SECTION XVIII
			       -------------
			      TRUST AGREEMENT
			      ---------------

	 18.1 As a part of this Plan the Company has entered into a Trust Agreement under which the Trustee shall receive the contribution of the Company under this Plan to the Trust Fund on behalf of the Members and shall hold, invest and distribute such fund in accordance with the terms and provisions of the Plan and the Trust Agreement.
	 18.2 The Company intends that this shall be a permanent Plan for the exclusive benefit of its Members and expects to contribute to the Trust Fund the amounts which will provide in full the benefits payable under the Plan. The Company may rely upon the estimates made by the Pension Committee of the amount of contributions needed to fund the Plan in accordance with the requirements of Section 412 of the Code. Neither the Company, the Pension Committee, nor the Trustee shall be liable under the Plan if the Trust Fund should be insufficient to provide for the payment of such benefits. Such benefits are to be payable from the Trust Fund only and to the extent that such Trust Fund shall suffice therefore.

				SECTION XIX
				-----------
			   TOP HEAVY PROVISIONS
			   --------------------

	 19.1 Definitions
	      -----------
	      The following words and phrases in this Section XIX shall have the following meanings, unless the context clearly indicates otherwise.
	      (a)  Key Employee - Members, retired and former Members,
		   ------------
		   Spouses, Beneficiaries and Contingent Annuitants who during the current Plan Year or any of the four preceding Plan Years are considered "Key Employees" under Code Section 416(i) and regulations issued thereunder.
	      (b)  Participant - A Member or former Member of a plan
		   -----------
		   included within the aggregation group set forth in
		   Section 19.2. On and after January 1, 1985, the term "Participant" shall not include an individual who has not performed services for the Company within a five-year period ending on a Determination Date.
	      (c)  Determination Date - December 31, 1983, and each
		   ------------------
		   subsequent December 31st thereafter.
	      (d)  Top Heavy Year - Any Plan Year in which the Plan is
		   --------------
		   determined to be Top Heavy under subsection 19.2.
	      (e)  Effective Date - January 1, 1984.
		   --------------
	 19.2 Top-Heavy Plan Defined
	      ----------------------
	      (a)  Plan Aggregation
		   All defined benefit plans and defined contribution plans maintained by the Company or an Affiliated Employer shall be aggregated (Aggregate Group of Plans) for purposes of this Section 19.2 as if all Employees included in the Aggregate Group were Employees of the Company. The Required Aggregation Group of the Company includes each plan of the Aggregate Group in which a Key Employee participates and each other plan of the Company which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code. The Permissive Aggregation Group shall consist of plans of the Aggregate Group that are in a Required Aggregation Group plus one or more plans that are not part of a Required Aggregation Group, but that satisfy the requirements of Sections 401(a)(4) and 410 of the Code when considered
		   together with a Required Aggregation Group.	The Company
		   shall determine on each Determination Date as to whether the Required Aggregation Group or Permissive Aggregation Group is to be applied to Top Heavy determination.
	      (b)  Determination of Top Heavy
		   This Plan shall be a Top Heavy Plan with respect to any Plan Year starting on or after the Effective Date of this Section XIX only if on the Determination Date applicable to such Plan Year the sum of:
		   (i) The present value of Accrued Benefits for Key
			Employees, as determined under the provisions of this Section applicable to Defined Benefit Plans for all such plans included within the Required Aggregation Group or the Permissive Aggregation Group, and
		   (ii) The aggregate of the account balances of Key
			Employees (as adjusted under the provisions of this Article applicable to Defined Contribution Plans), under all such plans included within the Required Aggregation Group or the permissive Aggregation Group; exceeds 60% of a similar sum determined for all Participants in such Required or Permissive Aggregation Groups.
	      (c) Adjustments to the Present Value of Accrued Benefits for Defined Benefit Plans.
			For any defined benefit plan included within the
		   Required or Permissive Aggregation Group, the present value of Accrued Benefits of any Participant shall be increased to reflect any distribution from the Plan with respect to such Participant during the five-year period ending on the Determination Date.
			Solely for purposes of determining if the Plan, or
		   any other plan included in a Required Aggregation Group of which this Plan is a part, is top heavy (within the meaning of Section 416(g) of the Code) the Accrued Benefit of an Employee other than a Key Employee shall be determined under the method, if any, that uniformly applies for accrual purposes under all Plans maintained by the Employer, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(1)(c).
	      (d) Adjustment to the Value of Account Balance for Defined Contribution Plans.
			For any defined contribution plan included within
		   the Aggregate Group, the total Account Balances shall be increased to reflect the value of any distributions made to a Participant by the Plan during the five-year period ending on the Determination Date and reduced to eliminate the value of any rollover contributions included in such participant's Account Balances made after December 31, 1983, provided such rollover contribution is initiated by the Participant and not made from an Aggregate Group Plan. In addition, Account Balances of participants shall be reduced by the portion of such balances attributable to qualified voluntary employee contributions made pursuant to Section 219 of the Internal Revenue Code.
	      (e)  Adjustment for Prior Key Employees.
		   Employee in prior Plan Years who is not a Key Employee with respect to a current Plan Year shall be excluded entirely in computing the percentage in Section 19.2.
	      (f) Present value of Accrued Benefits for Defined Benefit Plans shall be determined, for the purposes of Section 19.2(2)(a), according to the 1984 - UP Mortality Table and a 7-1/2% interest rate.
	 19.3 Minimum Benefit
	      ---------------
	      For any Top Heavy Plan Year, the following provisions will apply.

	      (a) Notwithstanding the provisions of Section 4.1, for each non-Key Employee covered under this Plan and a defined contribution plan, if the Company maintains a defined contribution plan and, if minimum benefits as defined by Code Section 416(c) and subsequent IRS regulations are provided such that the requirements of Code Section 416(f) are satisfied for such Plan Year, then no minimum benefits will be provided under this Plan for that Plan Year.
	      (b) If the conditions under paragraph (a) above are not met with respect to any Plan Year during which the Plan is a Top Heavy Plan, the Accrued Benefit, derived from Company contributions, of a Member who is not a Key Employee shall not be less than 2% of such Member's Average Compensation multiplied by his Years of Service (not to exceed ten years).
	      (c)  For purposes of this Section, the following definitions
		   are applicable:
		   (i)	 Years of Service shall be the Member's Years of
			 Vesting Service, except that the following Years of Vesting Service shall be disregarded:
			 (A) Any Plan Year during which the Plan was not a
			     Top Heavy Plan; and

			 (B) Any Plan Year beginning before 1984.
		   (ii) Average Compensation shall be the Member's Compensation from the Company during that period
			 of five consecutive Top Heavy Plan Years (or actual Top Heavy Plan Years, if less than five) which produce the highest average.
		   (iii) Accrued Benefit shall be an annual benefit payable
			 in the form of a single life annuity (with no ancillary benefits) and beginning at Normal Retirement Date.
	 19.4 Vesting
	      -------
	      An active Member in a Top Heavy Plan shall have a nonforfeitable interest in his Accrued Benefit derived from Company contributions as provided under the following schedule:
		     Years of			Nonforfeitable
		   Vesting Service		  Percentage
		   ---------------		--------------

		    Less than 2 			 0%
			      2 			20%
			      3 			40%
			      4 			60%
		      5 or more 		       100%

	      Accrued Benefit, for the purposes of this subsection, shall include that portion of Accrued Benefits which the Member earned during all prior Plan Years, whether or not the Plan was a Top Heavy Plan during such prior Plan Years.
		   If the Plan ceases to be a Top Heavy Plan, Section
	      9.2(a) shall again apply, provided that any portion of the Accrued Benefit that was nonforfeitable before the Plan ceased to be a Top Heavy Plan shall remain nonforfeitable and any Member who has five or more Years of Vesting Service, or effective January 1, 1989, three or more years of Vesting Service, may elect to remain subject to the vesting schedule of this section.
	 19.5 Notwithstanding anything in this Section XIX to the contrary, the following provisions shall apply for Plan Years beginning on or after January 1, 2002, for purposes of determining whether the Plan is Top Heavy and whether it satisfies the minimum benefit requirements of Section 416(c) of the Code.
	      (a)  Key employee.  Key employee means any employee or former
		   -------------
		   employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
	      (b)  Determination of present values and amounts.  This
		   --------------------------------------------
		   Subsection (b) shall apply for purposes of determining the present values of Employee's accrued benefits as of the determination date.
		   (i)	Distributions during year ending on the
			---------------------------------------
			determination date.  The present values of an
			-------------------
			Employee's accrued benefit of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under
			Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."
		   (ii) Employees not performing services during year
			---------------------------------------------
			ending on the determination date.  The accrued
			---------------------------------
			benefit of any individual who has not performed services for the Company during the 1-year period ending on the determination date shall not be taken into account.
	      (c) Minimum benefits.
		  ----------------------------------------
		   (i)	Matching contributions.  For purposes of satisfying
			-----------------------
			the minimum benefit requirements of Section
			416(c)(1) of the Code and the Plan, in determining years of service with the Company, any service with the Company shall be disregarded to the extent such service occurs during a Plan Year when the Plan benefits (within the meaning of Section 410(b) of the Code) no Key Employee or former Key Employee.

				SECTION XX
				----------
			       MISCELLANEOUS
			       -------------

	 20.1 Effect of Plan Merger
	      ---------------------
	      In the event of a merger or consolidation of the Plan with any other plan or a transfer of assets or liabilities of the Plan to any other plan or a transfer of assets or liabilities of any other plan to the Plan, each Member (if the Plan or the plan to which assets or liabilities have been transferred then terminated) shall be entitled to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan or the plan from which the transfer to the Plan was made had been terminated. No transfer of assets or liabilities shall be made from the Plan to another plan which does not have a provision similar to this Section 20.1.
		   Notwithstanding the preceding provisions of Section 20.1
	      or any other provision of this Plan, in the event of any such merger, consolidation or transfer of assets or liabilities which is effected within three years following a "change in control" (as defined in Section 15.4), the accrued benefit of each Member who is in active service of the Company on the date of such merger, consolidation or transfer of assets or liabilities, other than any person who is a "disqualified individual," as such term is defined in Section 280G(c) of the Code, shall be increased in accordance with the provisions of Section 15.2 such that any excess, as of the date of any such transaction, of the fair market value of the assets of the Plan over the present value of accrued benefits hereunder (determined as if the Plan had terminated immediately prior to such transaction) is exhausted. Notwithstanding the provisions of Section 15.1(a) hereof, the foregoing provisions of this paragraph may not be amended, following a "change in control", without the written consent of a majority, in both number and interest, of the Members who are in active service with the Company on the date of such amendment.
	 20.2 Construction
	      ----------------------------------------
	      This Plan shall be administered, construed and enforced according to the Act and, to the extent not preempted by the Act, the laws of the State of New York.
		   The foregoing constitutes the Retirement Pension Plan,
	      as amended, restated and adopted by Trans-Lux Corporation for its employees and the employees of its designated subsidiaries, effective January 1, 2001.

	      IN WITNESS WHEREOF, the proper officer of Trans-Lux
	      Corporation has caused this Plan to be executed this ______ day of ___________________, 2001.

						    TRANS-LUX CORPORATION

						 ________________________
	 ATTEST:__________________

				APPENDIX A
			      Option Factors
			      --------------

	 The following option factors shall be used in determining
	 actuarial equivalency:
	      (a) IRS Interest Rate means the lesser of (i) the annual rate of interest on 30-year Treasury Securities as specified by the Commissioner for the second full calendar month preceding the applicable Stability Period or (ii) the average of the annual interest rates on 30-year Treasury Securities as specified by the Commissioner of Internal Revenue for the six month period ending three full calendar months prior to the Retirement Commencement date, rounded to the nearest 1/4 percent. However, the for the period beginning on January 1, 1996 and ending on December 31, 1996, the interest rate under (I) above, determined as of the 60th day prior to the Retirement Commencement date, shall be used instead if it would produce a greater benefit.
		   IRS Mortality Rate means the mortality table prescribed by the Secretary of the Treasury under Section 417(e)(3)(A)(ii)(I) of the Code as in effect on the first day of the applicable Stability Period.
		   Stability Period means the calendar year in which the Retirement Commencement Date for a distribution occurs.
	      (b) Early Retirement Factors are based on the following table (factors are interpolated to reflect an employee's attained age expressed in years and completed months).
		   AGE		   EARLY RETIREMENT FACTOR
		   ---		   -----------------------
		    65			    1.00
		    64			     .94
		    63			     .88
		    62			     .82
		    61			     .76
		    60			     .70
		    59			     .67
		    58			     .64
		    57			     .61
		    56			     .58
		    55			     .55

	      (c) Qualified Joint and Survivor Annuity and 50% Joint and
		   Survivor Factor is .85: plus (minus) an additional 1% for each full year in excess of five years up to a maximum of twenty-five years that the contingent annuitant is older (younger) than the annuitant. For each full year in excess of twenty-five years that the Spouse is younger than the annuitant, there is a 2% per year reduction. The maximum 50% Joint and Survivor factor is 90% regardless of the ages of the annuitant
		   and Spouse.	The minimum 50% Joint and Survivor factor
		   is dependent on the ages of the annuitant and the Spouse. The ages of the annuitant and the spouse shall be based on attained age expressed in years and completed months.
	      (d) 100% Joint and Survivor Factor is .75:  plus (minus) an
		   additional 1% for each full year in excess of five years up to a maximum of twenty-five years that the Spouse is
		   older (younger) than the annuitant.	For each full year
		   in excess of 25 years that the Spouse is younger than the annuitant, there is a 2% per year reduction. The maximum 100% Joint and Survivor Factor is 80% regardless of the ages of the annuitant and the Spouse. The minimum 100% Joint and Survivor Factor is completely dependent on the ages of the annuitant and the Spouse. The ages of the annuitant and the Spouse shall be based on attained age expressed in years and completed months.
	      (e)  Ten Year Certain Option Faction is 90%.
	      (f) Social Security Leveling option and all other options approved by the Pension Committee (except (a) - (e) above) are based on:
		   Interest   -  6 1/2% compounded annually
		   Mortality  -  UP 1984 Table

			   AMENDMENT NO. 1 TO THE
		  RETIREMENT PENSION PLAN FOR EMPLOYEES OF
		  TRANS-LUX CORPORATION AND CERTAIN OF ITS
		       SUBSIDIARIES AND/OR AFFILIATES

	   As Amended and Restated Effective as of January 1, 2001

WHEREAS, Trans-Lux Corporation ("Company") maintains the Retirement Pension Plan for Employees of Trans-Lux Corporation and Certain of its Subsidiaries and/or Affiliates ("Plan"), as amended and restated effective January 1, 2001; and

WHEREAS, in accordance with the power reserved to it in Section 15.1 of the Plan, the Board of Directors of the Company may amend the Plan from time to time, subject to certain conditions not now relevant; and

WHEREAS, the Company deems it advisable to amend the Plan to provide an additional optional form of benefit;

NOW, THEREFORE, it is

RESOLVED, that effective as of April 1, 2002, a new Section 6.1 (e) be, and hereby is, added to the Plan to read in it entirety as follows:

    "6.1(e) Two-Year Certain Option: A Member may elect a two-year certain form of payment. The first payment shall be equal to one-half the Actual Equivalent lump sum value of the retirement benefit otherwise payable to the Member at his Retirement Commencement Date and shall be equal to one-half the Actual Equivalent lump sum value of the retirement benefit otherwise payable to him at his Retirement Commencement Date increased with interest for the one-year period at the IRS interest Rate determined under Appendix A at his Retirement Commencement Date. For purposes of this
	     Section 6.1 (e), Actuarial Equivalent shall be determined in accordance with Section 11.2(b) and Appendix A."

To record the adoption of this amendment to the Plan, Trans-Lux Corporation has authorized its officers to affix its corporate name and seal this ____ day of __________, 2002.


(CORPORATE SEAL)				TRANS-LUX CORPORATIONS



Attest: 	______________________		By: _______________________






						      Exhibit 10.7


	  CONSULTING AGREEMENT made _____ ___, 2001, effective as of April 1, 2002, by and between TRANS-LUX CORPORATION, a Delaware corporation, transacting business at 110 Richards Avenue, Norwalk, Connecticut (hereinafter referred to as "Company"), and VICTOR LISS, residing at 112 Buckboard Lane, Fairfield, CT 06430 (hereinafter referred to as "Liss").

	  WHEREAS, the parties have heretofore entered into an employment agreement effective as of January 1, 1997 as amended (the "Employment Agreement") the term of which expires as of close of business on March 31, 2002; and

	  WHEREAS, it is the considered judgment of the Board of Directors of the Company that it is in the best interests and to the advantage of the Company that it secure to itself additional commitments from Liss for the performance of consulting services to the Company to the extent and upon the terms hereinafter provided;

	  NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties agree with each other that the following is their consulting agreement ("Agreement") in its entirety effective April 1, 2002:

	  1. The Company hereby engages Liss to perform consulting services as an independent contractor to the Company on the terms and conditions hereinafter set forth, and Liss hereby accepts such engagement with the Company for a term ("Term") of two (2) years commencing on April 1, 2002 and ending on March 31, 2004.

	  During the Consulting Term, Liss will render to the Company such consulting services as may be reasonably assigned to him from time to time by the Board of Directors of the Company, Chairman of the Board or Chief Executive Officer of the Company, provided that such services are of a type, dignity and nature appropriate to the Vice Chairman of the Board of Directors and former chief executive officer and President of the Company. Such services shall include, among other things, general consultation with and guidance of senior executive officers and review of SEC filings and financing and banking transactions. Such consulting services shall be required to be rendered by him only in Norwalk, Connecticut or such other location in the United States designated by Liss. Liss' inability to act as such consultant by reason of illness, disability or lack of capacity shall not be deemed a breach of this Agreement, and in Liss' sole opinion the rendition of such services shall not be detrimental or injurious to his health. It is further agreed that such services shall not require more than two hundred sixty-two and one-half (262 1/2) hours in the aggregate during year one and no more than one hundred fifty-seven and 1/2 (157 1/2) hours in the aggregate for year two. The hours are based on the rate of $285.71 per hour. Liss' unavailability at any particular time shall not constitute a breach of this Agreement, Liss may, in his sole opinion, determine that such services may be rendered by telephone, mail or other means of communication, and Liss' failure to render such services because of his absence from Norwalk, Connecticut or such other location in the United States designated by Liss shall not be deemed a breach of this Agreement. Liss shall be the sole and absolute judge of his ability to render such consulting services, and Liss' conclusion that the rendition thereof would be harmful to him shall absolve and excuse Liss from the rendition of such consulting services. Liss shall report to the Company whenever any yearly limit is approached and in the event the maximum limits are being approached, Liss and the Company will meet to discuss such additional required services and whether Liss is available or willing to provide services and the rate paid for such additional services.

	       (c) During the Term the Company may, but is not obligated to nominate Liss as a director and may also recommend to the Board his appointment as a member of the Executive Committee of the Board or such other Committee as may be deemed appropriate. However, in the event that Liss shall not be at all times during the Term hereof a member of its Board of Directors and a member of its Executive Committee, the same shall not constitute a material breach of this Agreement by the Company.

	  2.   (a)   For all services rendered by Liss during the Term, Liss
shall be paid a fee of (i) $75,000 for the first twelve months and (ii) $45,000 for the second twelve months of the Term.

	       (b) During the Term so long as Liss is a Director the Company agrees to pay Liss Directors' fees and fees as a member of the Committees, if any, of the Board of Directors of the Company in the same amounts as non-employee directors are paid.

	       (c) The Company may make appropriate deductions from the said payments required to be made in this Paragraph 2 to Liss, to comply with all governmental withholding requirements.

	       (d) The payments provided in Paragraph 2(a) shall be made in equal monthly installments on or about the 15th day of each month, or as otherwise may be the practice of the Company in making similar payments, but not less often than once monthly.

	       (e) This Agreement shall not be deemed abrogated or terminated if the Company, in its discretion, shall determine to increase the compensation of Liss for any period of time, or if Liss shall accept such increase.

	       (f) If, during the Term of this Agreement, Liss shall be prevented from performing or be unable to perform, or fail to perform his duties by reason of illness or any other incapacity or disability, the payments provided in Paragraph 2 shall continue to be made or provided to Liss for the balance of the Term, without any reduction whatsoever, at the same times, in the same manner, and in the same amounts as provided in Paragraph 2 in this Agreement.

	  3.   (a)   The Company will continue to furnish to Liss (provided Liss is insurable) a present group policy of life insurance in the amount of $50,000 upon Liss' life, the term of which shall continue during the Term payable to the Victor S. Liss Irrevocable Insurance Trust provided such insurance may be
maintained on behalf of consultants like Liss.	Such policy shall provide that
Liss, upon the expiration of said policy, shall have a conversion right privilege, if same is available. Company also agrees to provide Liss during the Term an additional $290,000 in life insurance at the approximate $3,000 annual cost as currently published by the American Institute of Certified Public Accountants Insurance Trust ("Trust"), but in no event more than $6,000 per year payable by Company. "Company Cash Value" shall mean the cash value of the policy at the time of conversion. The life insurance policy #4333167 in amount of $75,000 on Liss life may be converted by Liss, if possible, as of April 1, 2002, provided, however, that (i) the Company Cash Value at time of death or termination of the policy will be retained by the Company so that (x) Liss' beneficiary, in the event of Liss' death, shall receive the difference between the face value of the policy and the Company Cash Value paid to the Company and
(y) Liss, on termination of the policy, shall receive any cash value in excess of the Company Cash Value, (ii) Liss shall not be entitled to borrow against the Company Cash Value and (iii) Liss may apply the annual dividends and any additional cash value above Company Cash Value against premium payments due on said policy.

	       (b) The Company shall also provide to Liss and his wife during the Term, at the Company's expense, medical insurance coverage for Liss secondary to Medicare and his wife primary at least at the same levels as in
effect for him on the date of the execution of this Agreement.	Included in such
plans and benefits that the Company will make available or pay to Liss are travel and accident insurance in connection with services rendered hereunder and Christmas or similar bonuses (based on average weekly compensation) to the extent the same are made available or paid to the senior executives of the Company.

	  4. The Company agrees that during the Term hereof Liss shall from time to time be provided with available secretarial and administrative support, office space and office equipment in connection with his services under this Agreement. The Company shall also reimburse Liss for all reasonable out-of-pocket expenses incurred by him in furtherance of the business and activities of the Company, including travel, board and hotel expenses, it being understood that any individual travel or other event in excess of $5,000 shall require prior approval. On the conclusion of the Employment Agreement on March 31, 2002, the Company shall transfer without charge title to Liss of the Company automobile presently used by Liss in its then condition.

	  5. A waiver by either party of any of the terms and conditions of this Agreement in any instance shall be in writing and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

	  6. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when deposited in the United States mails, certified or registered, addressed as follows:

		To Liss:	VICTOR LISS
				112 Buckboard Lane
				Fairfield, CT  06430

		To Company:	Trans-Lux Corporation
				110 Richards Avenue
				Norwalk, Connecticut 06854
				Att: CFO
				With a copy to CEO

Either party may, by written notice to the other, change the address to which notices are to be addressed.

	  7. Both parties recognize that the services to be rendered by Liss pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, any subsequent retention of Liss as a consultant by Company and so long as Liss is a director of Company, and for a period of two (2) years after the latest termination of all retention as a consultant and/or as a director of the Company, Liss shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in any way, directly or indirectly, competitive to those now or thereafter engaged in by Company or by any of its subsidiaries during the Term of this Agreement and during any subsequent retention as a consultant of Company by Company or service by Liss as a director of Company, and Liss shall not engage in any such business, directly or indirectly on his own account, and, except for investments which do not exceed five percent (5%) of the outstanding shares of stock of a company listed on a national securities exchange. Liss shall not become interested in such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. Nothing herein shall prevent Liss from serving as a director, including as a member of audit committee, of a company which does not engage in a business directly on indirectly competitive to those now or then
engaged in by Company.	In consideration of the execution of this consulting
agreement by the Company, Liss further agrees in addition to his agreements herein contained, to execute simultaneously herewith, the agreement covering certain aspects of retention, protecting confidentiality and prohibiting unfair competition, in the form annexed hereto as Exhibit A. Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement and/or the agreement in the form of Exhibit A or to enjoin Liss from any breach of this Agreement and/or the agreement in the form of Exhibit A, but nothing herein contained shall be construed to prevent Company from pursuing such other remedies as Company may elect to invoke. If there is a conflict between the terms of this Agreement and Exhibit A the most restrictive provision shall prevail.

	  8. In the event any provision of paragraph 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not effect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

	  9. The Company may itself, or through any of its subsidiaries or affiliates, make payment to Liss of the compensation due him hereunder, provided, however, that if such payment be made by a company other than the Company, that fact shall not relieve the Company of its obligations hereunder, except with respect to the extent of the amounts so paid.

	 10. The provisions hereof shall be binding upon and shall inure to the benefit of Liss, his heirs, executors and administrators and the Company and its successors. During the Term of this Agreement, if the Company shall at any time be consolidated or merged into any other corporation, or if substantially all of the assets of the Company are transferred to any other corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation resulting in such merger, or to which such assets shall have been transferred, and this provision shall apply in the event of any subsequent merger, consolidation or transfer.

	 11.   (a)   This Agreement contains all the understandings and
agreements arrived at between the parties in relation to the subject matter and supersedes as of April 1, 2002 the Employment Agreement between the parties except all rights and benefits which accrued or accrue to Liss on or prior to March 31, 2002 under said Employment Agreement shall not be abrogated by this Agreement and shall remain in full force and effect. In addition, Company agrees that in the event at any time doing the Term or subsequent to termination of this Agreement the outstanding litigation with Seitzinger is favorably resolved or exposure reduced, then the amount of the favorable benefit to the Company will be added back without duplication to each previously impacted fiscal year to recalculate the Bonuses and Profit Participation payable to Liss for such fiscal year as if determined during that fiscal year through March 31, 2002 and the amount paid within three (3) months of final resolution of such litigation.

	       (b) Liss shall receive a bonus in the amount of twenty-five percent (25%) of the Bonus calculated under paragraph 4(d) of the Employment Agreement for the calendar year 2002. Any payment under this subparagraph 11(b) shall be made no later than April 15, 2003. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

	 12. This Agreement shall not be varied, altered, modified, changed or in any way amended, except by an instrument in writing, executed by the parties hereto, or their legal representatives.

	  IN WITNESS WHEREOF, Liss has executed and the Company has caused its Chief Financial Officer, on its behalf, to execute this Agreement, on the day and year first above written.

					TRANS-LUX CORPORATION

					By:______________________________
					   Chief Financial Officer

					   _______________________________
					   VICTOR LISS

						      Exhibit 10.8


	  AGREEMENT made February ___, 2002 effective as of the 1st day of April 2002 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, CT 06856-5090 (hereinafter called "Employer"), and MICHAEL R. MULCAHY residing at 24 Beeholm Road, Redding, CT 06896 (hereinafter called, "Employee").

			    W I T N E S S E T H:

	  1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

	  2.   (a)   The term ("Term") of the Agreement shall be the period
commencing April 1, 2002 and terminating March 31, 2005.

	       (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice, the employment of Employee shall terminate.

	       (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

	  3. Employee shall be employed in an executive capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate). Employer shall use its best efforts to cause Employee to be elected and continue to be elected President and Co-Chief Executive Officer of Employer during the first twelve (12) months of the Term of this Agreement and thereafter to President or both of such positions. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, or the Chief Executive Officer (if Employee is not the Chief or Co-Chief Executive Officer), and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Board of Directors of Employer, to which Employee does hereby agree to be bound.
Employee shall devote his entire time, attention and energies during usual business hours (subject to Employer's policy with respect to vacations, holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director he will do so without additional compensation, other than director's fees or honoraria, if any. Subject to execution of this Agreement, Employee has been nominated as a director of Employer for election at Employer's 2002 Annual Meeting of Stockholders, but Employer cannot guaranty that Employee will be so elected by the stockholders, and the failure of Employee to be so elected as director of Employer shall not constitute breach of this Agreement. Employer agrees that during the Term of this Agreement Employee's principal office of employment shall be within a seventy-five (75) mile radius of Norwalk, Connecticut.

	  During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use his best efforts, skills and abilities in the performance of his services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage. The foregoing shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (1%) of the outstanding shares of stock of such listed company.

	  Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer), divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer lists and confidential financial information. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed during the term of their employment, by any of them.

	  4.   (a)   For all services rendered by Employee during the Term of
this Agreement, Employer shall pay Employee a salary at the rate of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) per annum during the period April 1, 2002 to March 31, 2003, at the rate of TWO HUNDRED SIXTY THOUSAND DOLLARS ($260,000) per annum during the period April 1, 2003 to March 31, 2004, and at the rate of TWO HUNDRED SEVENTY THOUSAND DOLLARS ($270,000) per annum during the period April 1, 2004 to March 31, 2005. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for him and for its employees generally.

	  This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase. In addition to the group insurance set forth herein, Employer also agrees to continue to provide Employee with term life insurance in the amount of $75,000 at the non-smoking rate during the term of this Agreement, provided Employee is insurable at standard rates, with Employee paying any excess premium over the non-smoking rate. The Employer shall transfer such policy to Employee on his retirement or termination of this Agreement by either party without cause. All payments under this Agreement are in United States dollars unless otherwise specified. In the event Employee is non-insurable, then Employer shall pay to Employee from such determination during the remainder of the Term annually the amount the premium for the above mentioned $75,000 policy would have been at the standard rates. Upon termination of this Agreement as a result of expiration of the Term (without any new agreement), or termination by either party of any at-will employment basis or either the Employee's retirement or discharge without cause, Employer agrees to pay for (i) continuation of coverage of Employee's present $75,000 life insurance for one (1) year and, (ii) unless Medicare or equivalent is in effect, medical insurance coverage, for Employee and his present spouse for the period of time coverage is available under COBRA, not to exceed eighteen (18) months and, thereafter for additional months so that the maximum time period for medical coverage is three (3) years, provided, however, any such coverage shall cease at Employee's 65th birthday (or in the case of his spouse, what would have been Employee's 65th birthday if he dies during such time period).

	       (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

	       (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, his duties by reason of illness or any other incapacity for four (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter for the duration of such incapacity (i) during the Term, or (ii) 24 months, whichever is greater, 45% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity; provided, however, if such incapacity ceases while such payments are being made, then any such payments shall cease. Notwithstanding the foregoing, to the extent such 24 month period continues after the end of the Term and Employee is entitled to payments under Section 7, then the payment under this Section 4(c) shall terminate and Section 7 shall apply. If payments under Section 7 cease because of Employee's death prior to the end of the 24 month period under this Section 4(c), then the balance of the payments hereunder will be made, for example, if Employee has received 6 months of disability payments before the Term expires and dies after receiving 12 months of payments under Section 7, then Employee's widow or surviving issue will receive the remaining 6 months of payments under this Section 4(c). If Employee dies during such 24 month period prior to the end of the Term, then Section 4(e) shall apply and the payments under this
Section 4(c) shall terminate.

	       (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 31, 2003, 2004, 2005 and 2006 respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employer's performance for Employer's immediately preceding fiscal year. Notwithstanding the foregoing, Employer shall pay Employee the Bonus rate applicable for each level of annual pre-tax consolidated earnings for any of the fiscal years ending December 31, 2002 (including the period January 1-March 31, 2002 as provided hereafter in Section 13), 2003, 2004 and 2005 only, (provided however that the Bonus, if any, for 2005 shall be 25% of the amount set forth below for such year), in the respective amounts hereinafter set forth in the event Employer's pre-tax consolidated earnings for such year determined in accordance with
Section 4(d) meet or exceed the respective amounts hereinafter set forth, not to exceed $150,000 for any year ($37,500 for January 1-March 31, 2005).

Amount of Annual Pre-Tax	Bonus Percent	   Highest Amount
Consolidated Earnings		on Amount	   Per Level
--------------------------	-------------	   --------------
 Up to	    -  $ 1,000,000	  2 1/2%	    $25,000
 $1,000,000 -	 2,000,000	  3 1/4%	     32,500
 $2,000,000 -	 4,312,500	  4%		     92,500
						   --------
						   $150,000 (highest aggregate Bonus)

No Bonus shall be payable for annual pre-tax consolidated earnings less than $250,000 or in excess of $4,312,500. There shall be excluded from the calculation of pre-tax consolidated earnings during the Term of this Agreement the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation, or (z) any contractual Bonuses and or contractual profit participations accrued or paid to Employee and other employees.

	       Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance.

	       Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid 2002, 2003 and 2004 fiscal year, or on March 31, 2005 no Bonus shall be paid for such fiscal year or part thereof as to 2005. In the event of Employee's death on or after January 1 of 2003, 2004 or 2005, or April 1, 2005 as to 2005, any Bonus to which he is otherwise entitled for the prior fiscal year or 2005, as the case may be, shall be paid to his widow if she shall survive him or if she shall predecease him to his surviving issue per stirpes and not per capita.

	       Such pre-tax consolidated earnings shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Notwithstanding the foregoing, any interest expense savings resulting from conversion of the Employer's 7 1/2% Convertible Subordinated Notes due 2006 may be included or excluded in such calculation by the Board in its sole discretion. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty (60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated earnings for each of the years 2002, 2003, 2004 and 2005. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such fiscal year and to cause said independent certified public accountants, concomitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

	       In lieu of and not in duplication of the Bonus payable to Employee under this Section 4(d) Employee shall be entitled to receive a sales override commission ("Sales Override Commission") under Employer's Sales Override Commission Plan (as currently in place and compensated monthly) based on all sales and rentals of Employee's world wide sales staff. The Sales Override Commission shall not exceed $30,000 during the twelve-month period ending March 31, 2003, $20,000 during the twelve-month period ending March 31, 2004, and $10,000 during the twelve-month period ending March 31, 2005, respectively. To the extent Employee is entitled to a Bonus for any calendar year under this Section 4(d), any Sales Override Commission amounts paid under this Section 4(d) during such applicable calendar year shall be deducted from the Bonus otherwise payable to Employee so that Employee is entitled to the higher of the Sales Commission Override paid or Bonus payable in applicable calendar year, but not both. Sales Override Commission earned for the three months ended March 31, 2002 shall not apply to this credit arrangement.

	       (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the Employ of Employer, Employer shall pay to Employee's widow or his surviving issue, as the case may be, for twenty-four (24) months, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 45% of Employee's then annual base salary rate.

	       (f) So long as Employer's Common Stock is publicly traded, Employee, in lieu of receiving cash payment of any Bonus, may elect to receive all or part of any such Bonus by delivery of the Employer's Common Stock, par value $1.00 per share ("Common Stock") valued at the closing market price on date of election, or if not traded on such date, the last reported closing market price. Such election must (i) be made within ten (10) days after notice of the amount of such Bonus and (ii) require a minimum of one hundred (100) shares. No fractional shares will be issued. Employee acknowledges that any such shares must be purchased for investment and not with a view to distribution and cannot be resold without an exemption from registration under the Securities Act of 1933, as amended, such as Rule 144 which requires, among other things, a one (1) year holding period. Prior to commencement of any fiscal year period under Section 4(d), Employee may also elect to defer payment of any such Bonus for up to ten (10) years by giving written notice to Employer of Employee's request for said deferral. Any such deferred Bonus shall not accrue interest whatsoever.

	       (g) So long as Employer's Common Stock is publicly traded, on April 1, 2002 Employer shall grant Employee pursuant to Employer's 1995 Stock Option Plan ("Option Plan"), the option ("Option") to purchase 5,000 shares of Common Stock at a price per share equal to the fair market value of Common Stock of Employer on the date thereof in accordance with paragraph 5 of the Option Plan and upon the other terms and conditions set forth in the form of the option
agreement annexed hereto as Exhibit A.	Such option agreement shall be executed
by Employee as of such date.

	       (h) Employer agrees to continue to provide Employee with split dollar life insurance in the initial face amount of $500,000 with paid-up additions from dividends for up to the first 20 years of the policy in accordance with Male Smoker Age 50 Presentation annexed hereto as Exhibit B. In the event and at such time as Employee stops smoking in accordance with the insurance company's regulations, any premium reductions resulting therefrom shall be utilized to purchase additional life insurance for Employee under separate policies in accordance with the available offerings.

	       (i) In addition, Employer agrees to pay to Employee and his beneficiaries ("Beneficiaries") as additional supplemental retirement benefits ("ASRB"), an amount so that the aggregate retirement benefits payable to Employee and Beneficiaries under the Trans-Lux Corporation Pension Plan ("Plan") plus such ASRB will equal the amount which would have been payable to Employee and Beneficiaries under the Plan but for (i) the limitations on the maximum annual benefits imposed by Section 415 of the Internal Revenue Code of 1986 ("IRC"), (ii) the limitations on the amount of annual compensation which may be taken into account under Section 401(a)(17) of the IRC, and (iii) any further limitations in benefits under the plan resulting from statutory changes or from modifications in the Plan required by statutory changes after December 31, 2001. It is understood that the purpose of this paragraph is that (a) Employee and Beneficiaries shall receive as a result of the ASRB payment the full benefit which would otherwise have been payable from the Plan had no Plan or statutory restrictions been imposed by law and (b) that any additional taxes payable by Employee on any ASRB payment as a result of such Plan or statutory restrictions shall be paid to Employee by Employer grossed up in such manner as to offset the effect of Employee's state and federal income taxes on such payments. The ASRB payable pursuant to this paragraph shall be paid to the same parties and at the same time that the payments under the Plan are paid, provided, however, that Employee may defer receipt of any ASRB payments attributable to services rendered in any year, for up to ten (10) years, by written notice to Employer prior to the commencement of any such year, such notice to set forth the number
of years any such payments are to be deferred.	Any such deferred ASRB payment
shall not accrue interest whatsoever. The obligations of Employer payable pursuant to this subparagraph (i) are intended to be unfunded for income tax purposes and shall not constitute a trust fund, escrow amount, amount set apart, or other account credited with funds for the benefit of Employee or his Beneficiaries.

	  5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

	  6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

	  7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in any way, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on his own account and, except as permitted by
Section 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of the Employer's employees or any individual who was such an employee within one (1) year of any such termination of employment, (ii) solicit or assist in obtaining business from a customer of the Employer who was a customer during the two (2) year period prior to termination of employment, with respect to products or services competitive with products or services of Employer, or (iii) communicate, publish, or otherwise transmit, in any manner whatsoever, untrue or negative information or comments regarding Employer.

	  Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke.

	  In the event Employee leaves the employ of Employer (or successor to Employer which assumes this Agreement) at the end of the Term or the end of the term of any "proposed renewal contract" as hereinafter set forth in this Section, then, except as hereinafter provided, Employer shall pay to Employee weekly or bi-weekly in accordance with Employer's payroll practices as severance pay, an amount equal to one hundred percent (100%) of Employee's base salary under Section 4(a) in effect at time of termination of employment (e.g., at rate of $270,000 per annum if termination is April 1, 2005) for a period of two (2) years or until Employee's death, whichever first occurs. The foregoing severance payments shall not apply if (i) Employee is discharged for cause or
(ii) Employee rejects a "proposed renewal contract" having a term of at least two (2) years and otherwise having at least the same terms and conditions as in effect on March 31, 2005, or at the end of the term of any subsequent renewal contract, provided no such renewal contract will continue past Employee's 65th birthday and will automatically terminate on such date unless the parties otherwise mutually agree in writing. Furthermore, if Employee violates the confidentiality clause in Section 3 or violates or challenges the enforceability of any of the clauses of this Section 7, Employer may, in addition to all other remedies to which it is entitled, cease the payments under this Section 7. The severance pay hereunder is not payable in the event Employee dies during the Term or for any time period following his death during the above severance pay period. In the event Employee is disabled at the end of the Term and receiving payments under Section 4(c), then the payment under this Section 7 shall be at the rate of forty-five percent (45%), and not one hundred percent (100%), of Employee's base salary under Section 4(a) in effect at time of termination of employment and shall be in lieu of any payments under Section 4(c) which payments shall terminate so that there is no duplication of payment; provided, however, if such disability ceases prior to the end of the two (2) year time period, the payment rate shall be one hundred percent (100%) so long as any disability does not recur. During the period in which Employer makes payment to Employee under this Section 7, Employee agrees to be available for reasonable telephonic consultation as to matters Employee worked on during the Term.

	  8. In the event any provision of Section 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

	  9.   (a)   Employee shall have the right to cancel and terminate this
Agreement on 75 days prior written notice from the date of occurrence if there has been a "Change in Control of Employer", as hereinafter defined. Upon such termination becoming effective pursuant to such notice by Employee, (a) Employer and Employee shall be released from all further liability and obligations provided for in the Agreement, except that Employee shall still be subject to and bound by his obligations under Section 7 as modified herein; (b) Employer shall pay to Employee his Bonus for the prior calendar year (if not previously paid) as and to the extent provided for in Section 4 (d); and (c) Employee shall be paid in a lump sum on the effective date of termination the amount of $1,200,000. If Employee is incapacitated at the time of his notice under this
Section 9(a), the above payments shall be in lieu of the payments provided under
Section 4(c) which payments shall cease and terminate at the end of the 75 day
notice period.	In the event of Employee's death during the 75 day notice
period, any amounts still payable to Employee by reason of such termination shall be paid to his widow if she shall survive him, or if she shall predecease him, to his surviving issue, per stirpes and not per capita. The notice under this Section 9 must be given within 60 days of the occurrence of the applicable event or be deemed waived. To the extent any such payments made pursuant to this Section 9(a) above are deemed to be an "excess parachute payment" under
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and are subject to tax pursuant to Section 4999 of the Code, such payments shall be grossed up in such a manner as to offset the effect of such excise tax on such payments. For purpose of this Section 9(a), the phrase "Change in Control of Employer" shall be deemed to have occurred if (x) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) hereafter becomes the beneficial owner, directly or indirectly, of securities of Employer, representing 25% or more of the combined voting power of the Employer's then outstanding securities (other than Richard Brandt and/or members of his family, directly or indirectly through trusts or otherwise), and (y) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Employer cease by reason of a contested election to constitute at least a majority thereof, unless Richard Brandt (or, in the event of his death, a majority of David Brandt, Matthew Brandt and Thomas Brandt) shall have approved such change in the majority. For further purposes of this Section 9(a) or in the event Employer rejects this Agreement in a proceeding for relief under Chapter 11 of the Bankruptcy Code, then, in either such case, the restriction in Section 7(ii) shall only apply to a customer of Employer who was a customer during the six (6) month period prior to termination of employment with respect to replacing Employer's leased products with competitor's purchased or leased products or Employer's service contracts with replacement service contracts for Employer's equipment, as long as such service or lease agreement is in effect (including continuation of use or other extension beyond the termination date thereof). The restrictions in
Section 7(i) and (iii) shall continue without modification, but the obligation to provide telephonic consulting shall terminate.

	       (b) Notwithstanding the provisions of Section 9(a) above, if as a result of one or more sales of securities of Employer after the date hereof one or more persons acting as a group acquire a majority voting power in the election of directors of Employer and there is a proposed change in individuals who will then constitute a majority of the Board of Directors in the immediate following election of directors of Employer in a non-contested election, and Employee does not desire to remain employed by Employer if such change occurs, and gives Employer notice thereof within 15 days after advice of such proposed transaction of such election, the Board of Directors of Employer prior to such election may, but is not obligated to, consider (i) mutual cancellation of this Agreement and (ii) such payment, if any, to Employee as determined by such Board of Directors in its sole discretion, which Employee acknowledges may not be exercised by such Board of Directors or, if exercised, may only be for a nominal amount. This Agreement shall continue in full force and effect unless and until there is mutual agreement by Employer and Employee as provided in the last sentence of Section 13 hereof as to any action under this Section 9(b).

	 10. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

	 11. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to his address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman or Chief Financial Officer, 110 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

	 12. This Agreement shall be construed in accordance with the laws of the State of New York.

	 13. This instrument contains the entire agreement between the parties and supersedes as of April 1, 2002 the Agreement between Employer and Employee dated as of June 1, 1998 as amended except any amounts which accrued as of such date and are unpaid but excluding any Bonus for the period January 1-March 31, 2002 which is covered by Section 4(d) hereof. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

	 IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.


				      TRANS-LUX CORPORATION



				      By:______________________________
					 Vice Chairman of the Board



					 ______________________________
					 Michael R. Mulcahy

						      Exhibit 10.9

AGREEMENT made March 14, 2002 effective as of the 1st day of April 2002 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue Norwalk, CT 06856-5090 (hereinafter called "Employer"), and THOMAS BRANDT having a mailing address at 25-13 Old Kings Highway North #122, Darien, CT 06820 (hereinafter called, "Employee").

			     W I T N E S S E T H:

      1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

      2. (a) The term ("Term") of the Agreement shall be the period commencing on April 1, 2002 and terminating March 31, 2005.

	  (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice, the employment of Employee shall terminate.

	  (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

      3. Employee shall be employed in an executive capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate). Employer shall use its best efforts to cause Employee to be elected and continue to be elected Executive Vice President during the Term and Co-Chief Executive Officer of Employer during the first twelve (12) months of the Term of this Agreement and thereafter to either one or both of such positions. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, and the Vice-Chairman of the Board, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Board of Directors of Employer, to which Employee does hereby agree to be
bound.	Employee shall devote his entire time, attention and energies during usual business hours (subject to Employer's policy with respect to vacations, holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director he will do so without additional compensation, other than director's fees or honoraria, if any Employer also agrees to use reasonable efforts to have Employee nominated as a director of Employer for re-election at Employer's 2003 Annual Meeting of Stockholders, but Employer cannot guaranty that Employee will be so elected by the stockholders, and the failure of Employee to be so re-elected as director of Employer shall not constitute breach of this Agreement. Employer agrees that during the Term of this Agreement Employee's principal office of employment shall be within a
seventy-five (75) mile radius of Norwalk, Connecticut.	Nothing herein shall
prohibit Employee from residing within a seventy-five (75) mile radius of another significant office of Employer or its significant subsidiaries.

	  During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use his best efforts, skills and abilities in the performance of his services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except Employee may engage in non-competitive business activities that do not interfere with his duties or availability hereunder and are of a part-time nature. The foregoing shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (1%) of the outstanding shares of stock of such listed company.

	  Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer), divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer lists and confidential financial information. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed or formerly employed by any of them.

      4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of ONE HUNDRED SIXTY FIVE THOUSAND DOLLARS ($165,000) per annum during the period April 1, 2002 to March 31, 2003, at the rate of ONE HUNDRED SEVENTY- FIVE THOUSAND DOLLARS ($175,000) per annum during the period April 1, 2003 to March 31, 2004, and at the rate of ONE HUNDRED NINETY THOUSAND DOLLARS ($190,000) per annum during the period April 1, 2004 to March 31, 2005. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for him and for its employees generally.

	      This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase. In addition to the group insurance set forth herein, Employer also agrees to consider providing Employee with additional life insurance if Employee begets or adopts children. The Employer shall transfer any transferable policy to Employee on his retirement or termination of this Agreement by either party
without cause.	All payments under this Agreement are in United States dollars unless otherwise specified.

	  (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

	  (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, his duties by reason of illness or any other incapacity for four (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of such incapacity or 24 months, whichever is greater, 40% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity; provided, however, if such incapacity ceases following the end of the Term, then any such payments shall
cease.	Notwithstanding the foregoing, to the extent such 24 month period continues after the end of the Term and Employee is entitled to payments under
Section 7, then the payment under this Section 4(c) shall terminate and Section
7 shall apply.	If payments under Section 7 cease because of Employee's death prior to the end of the 24 month period under this Section 4(c), then the balance of the payments hereunder will be made, e.g., if, Employee has received 6 months of disability payments before the Term expires and dies after receiving 12 months of payments under Section 7, then Employee's beneficiary designated in writing by Employee from time to time or in the event such beneficiary pre-deceases Employee or if there is no beneficiary designated, Employee's estate (whichever is applicable shall be deemed the "Beneficiary") will receive the remaining 6 months of payments under this Section 4(c). If Employee dies during such 24 month period prior to the end of the Term, then Section 4(e) shall apply and the payments under this Section 4(c) shall terminate.

	  (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 31, 2003, 2004, 2005 and 2006 respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employer's performance for Employer's immediately preceding fiscal year. Notwithstanding the foregoing, based on Employer's annual pre-tax consolidated earnings for the applicable fiscal year Employer shall pay Employee a Bonus at the rate of one percent (1%) for the fiscal year ending December 31, 2002, one and one-quarter percent
(1 1/4%) for the fiscal year ending December 31, 2003, and one and one-half percent (1 1/2%) for the fiscal years ending December 31, 2004 and December 31, 2005 (provided however that the Bonus, if any, for 2005 shall be 25% of the amount for such year).

	      No Bonus shall be payable for any fiscal year in which annual pre-tax consolidated earnings determined in accordance with Section 4(d) are less than $250,000. There shall be excluded from the calculation of annual pre-tax consolidated earnings during the Term of this Agreement the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation, or (z) any contractual Bonuses and or contractual profit participations accrued or paid to Employee and other employees.

	      Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance.

	      Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid 2002, 2003 and 2004 fiscal year, or on March 31, 2005 no Bonus shall be paid for such fiscal year or part thereof as to 2005. In the event of Employee's death on or after January 1 of 2003, 2004 or 2005, or April 1, 2005 as to 2005, any Bonus to which he is otherwise entitled for the prior fiscal year or 2005, as the case may be, shall be paid to his Beneficiary.

Such annual pre-tax consolidated earnings shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such annual pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Notwithstanding the foregoing, any interest expense savings resulting from conversion of the Employer's 7 1/2% Convertible Subordinated Notes due 2006 may be included or excluded in such calculation by the Board in its sole discretion. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty (60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated earnings for each of the years 2002, 2003, 2004 and 2005. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such fiscal year and to cause said independent certified public accountants, concomitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

	  (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the Employ of Employer, Employer shall pay to Employee's Beneficiary for twenty-four (24) months, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 40% of Employee's then annual base salary rate.

	  (f) So long as Employer's Common Stock is publicly traded, Employee, in lieu of receiving cash payment of any Bonus, may elect to receive all or part of any such Bonus by delivery of the Employer's Common Stock, par value $1.00 per share ("Common Stock") valued at the closing market price on date of election, or if not traded on such date, the last reported closing market price. Such election must (i) be made within ten (10) days after notice of the amount of such Bonus and (ii) require a minimum of one hundred (100) shares. No fractional shares will be issued. Employee acknowledges that any such shares must be purchased for investment and not with a view to distribution and cannot be resold without an exemption from registration under the Securities Act of 1933, as amended, such as Rule 144 which requires, among other things, a one (1) year holding period. Prior to commencement of any fiscal year period under
Section 4(d), Employee may also elect to defer payment of any such Bonus for up to ten (10) years by giving written notice to Employer of Employee's request for
said deferral.	Any such deferred Bonus shall not accrue interest whatsoever.

	  (g) So long as Employer's Common Stock is publicly traded, on April 1, 2002, Employer shall grant Employee pursuant to Employer's 1995 Stock Option Plan ("Plan"), the option ("Option") to purchase 10,000 shares of Common Stock at a price per share equal to the fair market value of Common Stock of Employer on the date thereof in accordance with paragraph 5 of the Plan and upon the other terms and conditions set forth in the form of the option agreement annexed hereto as Exhibit A. Such option agreement shall be executed by Employee as of such date.

      5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

      6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

      7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in any way, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on his own account and, except as permitted by Section 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of the Employer's employees or any individual who was such an employee within one (1) year prior to any such termination of employment, (ii) solicit or assist in obtaining business from a customer of the Employer who was a customer during the two (2) year period prior to termination of employment, with respect to products or services competitive with products or services of Employer, or (iii) communicate, publish, or otherwise transmit, in any manner whatsoever, untrue or negative information or comments regarding Employer. Notwithstanding the foregoing, Employee may engage in the theatre, movie and real estate business subject to (i), (ii) with regard to the display business only, and (iii) above.

	  The restriction in (ii) above shall not apply if following the end of the Term (x) Employee's employment is terminated without cause by Employer or
(y) Employee resigns because Employee is not offered a replacement contract for a term of at least two (2) years and otherwise having at least the same terms and conditions as in effect on March 31, 2005, or at the end of any subsequent renewal contract, provided no such renewal contract will continue past Employee's 65th birthday and will automatically terminate on such date unless the parties otherwise mutually agree in writing, unless in either case of (x) or
(y) above Employer pays to Employee weekly or bi-weekly in accordance with Employer's payroll practices as severance pay, an amount equal to Employee's base salary in effect at the time of termination of employment (e.g., at a rate of $190,000 per annum if termination is April 1, 2005) for a period of one (1) year, subject to credit to Employer for any new compensation received by Employee during such one (1) year period, such credit not to exceed any weekly or bi-weekly payment hereunder. Employee shall certify to Employer at least bi-weekly the amount of any such compensation with reasonable back-up, i.e., copy of pay slip. If Employee dies during the one (1) year severance period, the balance of the severance payments shall be payable to Employee's Beneficiary; provided, however, if Employee was receiving payments under Section 4(c) because of disability which disability payments terminated because of the notice given under this Section 7, then the payments hereunder shall cease and the balance of the disability payments under Section 4(c) shall be made as provided therein.

	  Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke.

      8. In the event any provision of Section 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

      9. Employee shall have the right to cancel and terminate this Agreement on 75 days prior written notice from the date of occurrence if there has been a "Change in Control of Employer", as hereinafter defined. Upon such termination becoming effective pursuant to such notice by Employee, (a) Employer and Employee shall be released from all further liability and obligations provided for in the Agreement, except that Employee shall still be subject to and bound by his obligations under Section 7 as modified herein; (b) Employer shall pay to Employee his Bonus for the prior calendar year (if not previously paid) as and to the extent provided for in Section 4 (d); and (c) Employee shall be paid in a lump sum on the effective date of termination the amount of $600,000. If Employee is incapacitated at the time of his notice under this Section 9, the above payments shall be in lieu of the payments provided under Section 4(c) which payments shall cease and terminate at the end of the 75 day notice period. In the event of Employee's death during the 75 day notice period, if notice of termination has been given, any amounts still payable to Employee by reason of such termination or otherwise payable under this Agreement shall be paid to his Beneficiary in lieu of the death benefit payments under Section 4(e). The notice under this Section 9 must be given within 60 days of the occurrence of the applicable event or be deemed waived. To the extent any such payments made pursuant to Section 9 above are deemed to be an "excess parachute payment" under
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and are subject to tax pursuant to Section 4999 of the Code, such payments shall be grossed up in such a manner as to offset the effect of such excise tax on such payments. For purpose of this Section 9, the phrase "Change in Control of Employer" shall be deemed to have occurred if (x) any person (as such term is used in Sections 13 (d) and 14 (d) (2) of the Securities Exchange Act of 1934) hereafter becomes the beneficial owner, directly or indirectly, of securities of Employer, representing 25% or more of the combined voting power of the Employer's then outstanding securities (other than members of Richard Brandt's family, including Employee, directly or indirectly through trusts or otherwise), and (y) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Employer cease by reason of a contested election to constitute at least a majority thereof, unless Richard Brandt (or, in the event of his death or incapacity, i.e., inability to manage his own affairs, a majority of David Brandt, Matthew Brandt and Employee) shall have approved such change in the majority. For further purposes of this
Section 9 only, he restriction in Section 7(ii) shall only apply to a customer of Employer who was a customer during the six (6) month period prior to termination of employment (with respect to replacing Employer's leased products with competitor's purchased or leased products or Employer's service contracts with replacement service contracts for Employer's equipment, as long as such service or lease agreement is in effect (including continuation of use or other extension beyond the termination date thereof). The restrictions in Section 7(i) and (iii) shall continue without modification.

      10. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

      11. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to his address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman, President or Chief Financial Officer 110 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

      12. This Agreement shall be construed in accordance with the laws of the State of New York.

      13. This instrument contains the entire agreement between the parties and supersedes all prior written or oral discussions or agreements on the subject
matter hereof.	It may not be changed, modified, extended or renewed orally
except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

      IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.


						TRANS-LUX CORPORATION



					By: ___________________________________
					       Vice Chairman of the Board




					    ___________________________________
					       Thomas Brandt

						      Exhibit 10.10


AGREEMENT made March 14, 2002 effective as of the 1st day of April 2002 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, CT 06856-5090 (hereinafter called "Employer"), and MATTHEW BRANDT residing at 2222 North Beachwood Drive, Apartment 413, Los Angeles, CA 90068 (hereinafter called, "Employee").

			    W I T N E S S E T H:

      1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

      2. (a) The term ("Term") of the Agreement shall be the period commencing on April 1, 2002 and terminating March 31, 2005.

	  (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice, the employment of Employee shall terminate.

	  (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

      3. Employee shall be employed in an executive capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate). Employer shall use its best efforts to cause Employee to be elected and continue to be elected Executive Vice President of Employer and Vice Chairman of the Executive Committee of the Board during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, and the Vice-Chairman of the Board, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Board of Directors of Employer, to which Employee does hereby agree to be
bound.	Employee shall devote his entire time, attention and energies during usual business hours (subject to Employer's policy with respect to vacations, holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries, as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director he will do so without additional compensation, other than director's fees or honoraria, if any; and $5,000.00 per annum if elected Vice Chairman of the Executive Committee or such other amount as determined by the Compensation Committee and Board of Directors in fixing fees for Committee Chairpersons. Employee has been nominated as a director of Employer for re-election at Employer's 2002 Annual Meeting of Stockholders, but Employer cannot guaranty that Employee will be so elected by the stockholders, and the failure of Employee to be so re- elected as director of Employer shall not constitute breach of this Agreement. Employer agrees that during the Term of this Agreement Employee's principal office of employment shall be within a seventy-five (75) mile radius of Los Angeles, San Diego or Santa Barbara, California, Santa Fe, New Mexico or Norwalk, Connecticut.

	  During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use his best efforts, skills and abilities in the performance of his services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage except Employee may engage in non-competitive business activities which do not interfere with his duties or availability hereunder and are of a part-time nature. The foregoing shall not be construed as preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except where such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (1%) of the outstanding shares of stock of such listed company.

	  Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer), divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer lists and confidential financial information. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed or formerly employed by any of them.

      4. (a) For all services rendered by Employee during the Term of this Agreement, Employer shall pay Employee a salary at the rate of ONE HUNDRED SIXTY THOUSAND DOLLARS ($160,000) per annum during the period April 1, 2002 to March 31, 2003, at the rate of ONE HUNDRED SEVENTY THOUSAND DOLLARS ($170,000) per annum during the period April 1, 2003 to March 31, 2004, and at the rate of ONE HUNDRED EIGHTY-FIVE THOUSAND DOLLARS ($185,000) per annum during the period April 1, 2004 to March 31, 2005. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for him and for its employees generally.

	  This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase. In addition to the group insurance set forth herein, Employer also agrees consider providing Employee with additional life insurance if Employee begets or adopts children. The Employer shall transfer any transferable policy to Employee on his retirement or termination of this Agreement by either party
without cause.	All payments under this Agreement are in United States dollars unless otherwise specified.

	  (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

	  (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, his duties by reason of illness or any other incapacity for four (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of such incapacity or 24 months, whichever is greater, 40% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity; provided, however, if such incapacity ceases following the end of the Term, then any such payments shall
cease.	Notwithstanding the foregoing, to the extent such 24 month period continues after the end of the Term and Employee is entitled to payments under
Section 7, then the payment under this Section 4(c) shall terminate and Section
7 shall apply.	If payments under Section 7 cease because of Employee's death prior to the end of the 24 month period under this Section 4(c), then the balance of the payments hereunder will be made, e.g., if Employee has received 6 months of disability payments before the Term expires and dies after receiving 12 months of payments under Section 7, then Employee's beneficiary designated in writing by Employee from time to time or in the event such beneficiary pre-deceases Employee, or if there is no beneficiary designated, Employee's estate (whichever is applicable shall be deemed the "Beneficiary") will receive the remaining 6 months of payments under this Section 4(c). If Employee dies during such 24 month period prior to the end of the Term, then Section 4(e) shall apply and the payments under this Section 4(c) shall terminate.

	  (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 31, 2003, 2004, 2005 and 2006 respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employer's performance for Employer's immediately preceding fiscal year. Notwithstanding the foregoing, based on Employer's annual pre-tax consolidated earnings for the applicable fiscal year, Employer shall pay Employee a Bonus at the rate (i) of one-half of one percent (1/2%) for the fiscal year ending December 31, 2002, three-quarters of one percent (3/4%) for the fiscal year ending December 31, 2003 and one percent (1%) for each of the fiscal years ending December 31, 2004 and 2005, plus (ii) a percentage of the Employer's theatrical net pre-tax cash flow ("Theatrical Flow") as hereinafter defined in Schedule A attached hereto (provided however that the Bonus, if any, for 2005 shall be 25% of the amount for such year).

	  No Bonus shall be payable for any fiscal year in which annual pre-tax consolidated earnings, regardless of Theatrical Flow, as determined in accordance with Section 4(d), are less than $250,000. There shall be excluded from the calculation of annual pre-tax consolidated earnings during the Term of this Agreement the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and
(y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation, or (z) any contractual Bonuses and or contractual profit participations accrued or paid to Employee and other employees.

	  Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance.

	  Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid 2002, 2003 and 2004 fiscal year, or on March 31, 2005 no Bonus shall be paid for such fiscal year or part thereof as to 2005. In the event of Employee's death on or after January 1 of 2003, 2004 or 2005, or April 1, 2005 as to 2005, any Bonus to which he is otherwise entitled for the prior fiscal year or 2005, as the case may be, shall be paid to his Beneficiary.

	  Such annual pre-tax consolidated earnings and Theatrical Flow shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such annual pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Notwithstanding the foregoing, any interest expense savings resulting from conversion of the Employer's 7 1/2% Convertible Subordinated Notes due
2006 may be included or excluded in such calculation by the Board in its sole discretion. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty (60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax
consolidated earnings for each of the years 2002, 2003, 2004 and 2005.	Employer
undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such fiscal year and to cause said independent certified public accountants, concomitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

	  (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the Employ of Employer, Employer shall pay to Employee's Beneficiary for twenty-four (24) months, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 40% of Employee's then annual base salary rate.

	  (f) So long as Employer's Common Stock is publicly traded, Employee, in lieu of receiving cash payment of any Bonus, may elect to receive all or part of any such Bonus by delivery of the Employer's Common Stock, par value $1.00 per share ("Common Stock") valued at the closing market price on date of election, or if not traded on such date, the last reported closing market price. Such election must (i) be made within ten (10) days after notice of the amount of such Bonus and (ii) require a minimum of one hundred (100) shares. No fractional shares will be issued. Employee acknowledges that any such shares must be purchased for investment and not with a view to distribution and cannot be resold without an exemption from registration under the Securities Act of 1933, as amended, such as Rule 144 which requires, among other things, a one (1) year holding period. Prior to commencement of any fiscal year period under
Section 4(d), Employee may also elect to defer payment of any such Bonus for up to ten (10) years by giving written notice to Employer of Employee's request for
said deferral.	Any such deferred Bonus shall not accrue interest whatsoever.

	  (g) So long as Employer's Common Stock is publicly traded, on April 1, 2002 Employer shall grant Employee pursuant to Employer's 1995 Stock Option Plan ("Plan"), the option ("Option") to purchase 10,000 shares of Common Stock at a price per share equal to the fair market value of Common Stock of Employer on the date thereof in accordance with paragraph 5 of the Plan and upon the other terms and conditions set forth in the form of the option agreement annexed hereto as Exhibit A. Such option agreement shall be executed by Employee as of such date.

      5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

      6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

      7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in any way, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on his own account and, except as permitted by Section 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of the Employer's employees or any individual who was such an employee within one (1) year prior to any such termination of employment, (ii) solicit or assist in obtaining business from a customer of the Employer who was a customer during the two (2) year period prior to termination of employment, with respect to products or services competitive with products or services of Employer, or (iii) communicate, publish, or otherwise transmit, in any manner whatsoever, untrue or negative information or comments regarding Employer. Notwithstanding the foregoing, Employee may engage in the theatre, movie and real estate business subject to (i), (ii) with regard to the display business only and (iii) above.

	  The restriction in (ii) above shall not apply if following the end of the Term (x) Employee's employment is terminated without cause by Employer or
(y) Employee resigns because Employee is not offered a replacement contract for a term of at least two (2) years and otherwise having at least the same terms and conditions as in effect on March 31, 2005, or at the end of any subsequent renewal contract, provided no such renewal contract will continue past Employee's 65th birthday and will automatically terminate on such date unless the parties otherwise mutually agree in writing, unless in either case of (x) or
(y) above Employer pays to Employee weekly or bi-weekly in accordance with Employer's payroll practices as severance pay, an amount equal to Employee's base salary in effect at the time of termination of employment (e.g., at a rate of $185,000 per annum if termination is April 1, 2005) for a period of one (1) year, subject to credit to Employer for any new compensation received by Employee from third parties during such one (1) year period, such credit not to exceed any weekly or bi-weekly payment hereunder. Employee shall certify to Employer at least bi-weekly the amount of any such compensation with reasonable back-up, i.e., copy of pay slip. If Employee dies during the one (1) year severance period, the balance of the severance payments shall be payable to Employee's Beneficiary; provided however, if Employee was receiving payments under Section 4(c) because of disability which disability payments terminated because of the notice given under this Section 7, then the payments hereunder shall cease and the balance of the disability payments under Section 4(c) shall be made as provided therein.

	  Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke.

      8. In the event any provision of Section 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

      9. Employee shall have the right to cancel and terminate this Agreement on 75 days prior written notice from the date of occurrence if there has been a "Change in Control of Employer", as hereinafter defined. Upon such termination becoming effective pursuant to such notice by Employee, (a) Employer and Employee shall be released from all further liability and obligations provided for in the Agreement, except that Employee shall still be subject to and bound by his obligations under Section 7 as modified herein; (b) Employer shall pay to Employee his Bonus for the prior calendar year (if not previously paid) as and to the extent provided for in Section 4 (d); and (c) Employee shall be paid in a lump sum on the effective date of termination the amount of $600,000. If Employee is incapacitated at the time of his notice under this Section 9, the above payments shall be in lieu of the payments provided under Section 4(c) which payments shall cease and terminate at the end of the 75 day notice period. In the event of Employee's death during the 75 day notice period, if notice of termination has been given, any amounts still payable to Employee by reason of such termination or otherwise payable under this Agreement shall be paid to his Beneficiary in lieu of the death benefit payments under Section 4(e). The notice under this Section 9 must be given within 60 days of the occurrence of the applicable event or be deemed waived. To the extent any such payments made pursuant to Section 9 above are deemed to be an "excess parachute payment" under
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and are subject to tax pursuant to Section 4999 of the Code, such payments shall be grossed up in such a manner as to offset the effect of such excise tax on such payments. For purpose of this Section 9, the phrase "Change in Control of Employer" shall be deemed to have occurred if (x) any person (as such term is used in Sections 13 (d) and 14 (d) (2) of the Securities Exchange Act of 1934) hereafter becomes the beneficial owner, directly or indirectly, of securities of Employer, representing 25% or more of the combined voting power of the Employer's then outstanding securities (other than members of Richard Brandt's family, including Employee, directly or indirectly through trusts or otherwise), and (y) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Employer cease by reason of a contested election to constitute at least a majority thereof, unless Richard Brandt (or in the event of his death or incapacity, i.e., inability to manage his own affairs, a majority of David Brandt, Thomas Brandt and Employee) shall have approved such change in the majority. For further purposes of this
Section 9 only, the restriction in Section 7(ii) shall only apply to a customer of Employer who was a customer during the six (6) month period prior to termination of employment (with respect to replacing Employer's leased products with competitor's purchased or leased products or Employer's service contracts with replacement service contracts for Employer's equipment, as long as such service or lease agreement is in effect (including continuation of use or other extension beyond the termination date thereof). The restrictions in Section 7(i) and (iii) shall continue without modification.

      10. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

      11. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to his address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman, President or Chief Financial Officer 110 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

      12. This Agreement shall be construed in accordance with the laws of the State of New York.

      13. This instrument contains the entire agreement between the parties and supersedes all prior written or oral discussions or agreements on the subject
matter hereof.	It may not be changed, modified, extended or renewed orally
except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.

IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.


					TRANS-LUX CORPORATION



					By:  ___________________________________
						Vice Chairman of the Board


					     ___________________________________
						Matthew Brandt

						      Exhibit 10.11


	  AGREEMENT made as of the lst day of April, 2002 by and between TRANS-LUX CORPORATION, a Delaware corporation having an office at 110 Richards Avenue, Norwalk, Connecticut 06856-5090 (hereinafter called "Employer"), and AL MILLER residing at 22 Deer Run Lane, Shelton, Connecticut 06484 (hereinafter called, "Employee").


			     W I T N E S S E T H:
			     - - - - - - - - - -

	  1. Employer hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

	  2.   (a)   The term ("Term") of the Agreement shall be the period
commencing on April 1, 2002 and terminating March 31, 2005.

	       (b) In the event that Employee remains or continues in the employ of Employer after the Term, such employment, in the absence of a further written agreement, shall be on an at-will basis, terminable by either party hereto on thirty (30) days' notice to the other and, upon the 30th day following such notice the employment of Employee shall terminate.

	       (c) Upon expiration of the Term of this Agreement, neither party shall have any further obligations or liabilities to the other except as otherwise specifically provided in this Agreement.

	  3. Employee shall be employed in an executive capacity of Employer (and such of its affiliates, divisions and subsidiaries as Employer shall designate).

Employer shall use its reasonable efforts to cause Employee to be elected and continue to be elected an Executive Vice President of Employer during the Term of this Agreement. The precise services of Employee may be designated or assigned from time to time at the direction of the Board of Directors, the Chairman of the Board, the Vice-Chairman of the Board, Chief or Co-Chief Executive Officer or President, and all of the services to be rendered hereunder by Employee shall at all times be subject to the control, direction and supervision of the Chief or Co-Chief Executive Officer and President and the Board of Directors of Employer, to which Employee does hereby agree to be bound. Employee shall devote his entire time, attention and energies during usual business hours (subject to Employer's policy with respect to holidays and illnesses for comparable executives of Employer) to the business and affairs of Employer, its affiliates, divisions and subsidiaries as Employer shall from time to time direct. Employee further agrees during the Term of this Agreement to serve as an officer or director of Employer or of any affiliate or subsidiary of Employer as Employer may request, and if Employee serves as such officer or a director he will do so without additional compensation, other than director's fees or honoraria, if any.

	  During the Term of this Agreement and during any subsequent employment of Employee by Employer, Employee shall use his best efforts, skills and abilities in the performance of his services hereunder and to promote the interests of Employer, its affiliates, divisions and subsidiaries. Employee shall not, during the Term and during any subsequent employment of Employee by Employer, be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, except for current real estate ventures disclosed to Employer concurrently with
the signing of this Agreement.	The foregoing shall not be construed as
preventing Employee from investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made, provided, however, that Employee shall not, either directly or indirectly, be a director of or make any investments in any company or companies which are engaged in businesses competitive with those conducted by Employer or by any of its subsidiaries or affiliates except which such investments are in stock of a company listed on a national securities exchange, and such stock of Employee does not exceed one percent (1%) of the outstanding shares of stock of such listed company.
Employee shall not at any time during or after the Term of this Agreement use (except on behalf of Employer), divulge, furnish or make accessible to any third person or organization any confidential information concerning Employer or any of its subsidiaries or affiliates or the businesses of any of the foregoing including, without limitation, confidential methods of operations and organization, confidential sources of supply, identity of employees, customer 1ists and confidential financial information.

	  4.   (a)   For all services rendered by Employee during the Term of
this Agreement, Employer shall pay Employee a salary at the rate of ONE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($125,000) per annum during the period April 1, 2002 to March 31, 2003; at the rate of ONE HUNDRED THIRTY-TWO THOUSAND FIVE HUNDRED DOLLARS ($132,500) per annum during the period April 1, 2003 to March 31, 2004; and at the rate of ONE HUNDRED FORTY THOUSAND DOLLARS ($140,000) per annum during the period April 1, 2004 to March 31, 2005. Such salary shall be payable weekly, or monthly, or in accordance with the payroll practices of Employer for its executives. The Employee shall also be entitled to all rights and benefits for which he shall be eligible under any stock option plan, bonus, participation or extra compensation plans, pensions, group insurance or other benefits which Employer presently provides, or may provide for his and for its employees generally. This Agreement shall not be deemed abrogated or terminated if Employer, in its discretion, shall determine to increase the compensation of Employee for any period of time, or if the Employee shall accept such increase.

	  All payments under this Agreement are in United States dollars unless otherwise specified.

	       (b) Employer may make appropriate deductions from the said payments required to be made in this Section 4 to Employee to comply with all governmental withholding requirements.

	       (c) If, during the Term of this Agreement and if the Employee is still in the employ of Employer, Employee shall be prevented from performing or be unable to perform, or fail to perform, his duties by reason of illness or any other incapacity for four (4) consecutive months (excluding normal vacation time) during the Term hereof, Employer agrees to pay Employee thereafter during the Term for the duration of such incapacity or eighteen (18) months, whichever is less, but in no event less than ninety (90) days, 40% of the base salary which Employee would otherwise have been entitled to receive if not for the illness or other incapacity.

	       (d) The Board upon the recommendation of the Compensation Committee of the Board shall consider no later than May 31, 2003, 2004, 2005 and 2006, respectively (provided there is no delay in obtaining the financial statements as provided below, but in no event later than 45 days following receipt thereof) the grant of a bonus ("Bonus") to Employee based on Employee's
performance for the immediately preceding fiscal year.	Notwithstanding the
foregoing, Employer shall pay Employee the highest Bonus applicable for any of the fiscal years ending December 31, 2002 (including the period January 1 - March 31, 2002, as provided hereafter in Section 12), 2003, 2004 and 2005 (provided, however, the Bonus, if any, for 2005 shall be 25% of the amount in such year), in the event Employer's pre-tax consolidated earnings for such year determined in accordance with Section 4(d) exceed the respective amounts
hereinafter set forth.	The Bonuses shall not exceed $20,000 for any year
($5,000 for January 1 - March 31, 2005).

	If Pre-Tax Consolidated 	 Annual Non-Cumulative Level
	    Earnings Exceed		       of Bonus Payable
	----------------------- 	 ---------------------------
	     $	250,000 			 $   625.00
		375,000 			     937.50
		500,000 			   1,250.00
		625,000 			   1,562.50
		750,000 			   1,875.00
		875,000 			   2,187.50
	      1,000,000 			   2,500.00
	      1,125,000 			   2,812.50
	      1,250,000 			   3,125.00
	      1,375,000 			   3,437.50
	      1,500,000 			   3,750.00
	      1,625,000 			   4,062.50
	      1,750,000 			   4,375.00
	      1,875,000 			   4,687.50
	      2,000,000 			   5,000.00
	      2,125,000 			   5,312.50
	      2,250,000 			   5,625.00
	      2,375,000 			   5,937.50
	      2,500,000 			   6,250.00
	      2,625,000 			   6,562.50
	      2,750,000 			   6,875.00
	      2,875,000 			   7,178.00
	      3,000,000 **			   7,500.00
	      4,000,000 **			  10,000.00
	      5,000,000 **			  12,500.00
	      6,000,000 **			  15,000.00
	      7,000,000 **			  17,500.00
	      8,000,000 and up			  20,000.00 maximum
___________
** For each incremental level of $l25,000 between $3,000,000 and $8,000,000 not listed, there is an additional Bonus of $312.50 up to the maximum.

		     There shall be excluded from the calculation of pre-tax consolidated earnings during the Term of this Agreement the amount by which (x) any item or items of unusual or extraordinary gain in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year or (y) any item of unusual or extraordinary loss in the aggregate exceeds 20% of the Employer's net book value as at the end of the immediate preceding fiscal year, in each case in (x) and (y) above as determined in accordance with generally accepted accounting principles and items of gain and loss shall not be netted against each other for purpose of the above 20% calculation.

		     Provided Employee is not in default of the Agreement, the Board may, in any event, even if any of the aforesaid pre-tax consolidated earnings levels are not exceeded, grant the Employee the aforesaid Bonus or any portion thereof for such year based on his performance.

		     Notwithstanding anything to the contrary contained herein, if Employee is not in the employ of Employer at the end of any aforesaid 2002, 2003 or 2004 fiscal year or on March 31, 2005, no Bonus shall be paid for such fiscal year. In the event of Employee's death on or after January 1 of 2003, 2004 or 2005 or April 1, 2005 as to 2005, any Bonus to which he is otherwise entitled for the prior fiscal year or 2005 shall be paid to his surviving spouse if she shall survive him or if she shall predecease him to his surviving issue per stirpes and not per capita.

		     Such pre-tax consolidated earnings shall be fixed and determined by the independent certified public accountants regularly employed by Employer. Such independent certified public accountants, in ascertaining such pre-tax consolidated earnings, shall apply all accounting practices and procedures heretofore applied by Employer's independent certified public accountants in arriving at such annual pre-tax consolidated earnings as disclosed in Employer's annual statement for that year of profit and loss released to its stockholders. The determination by such independent certified public accountants shall be final, absolute and controlling upon the parties. Notwithstanding the foregoing, any interest expense savings resulting from conversion of the Employer's 7 1/2% Convertible Subordinated Notes due 2006 may be included or excluded in such calculation by the Board in its sole discretion. Payment of such amount, if any is due, shall be made for each year by Employer to Employee within sixty (60) days after which such accountant shall have furnished such statement to Employer disclosing Employer's pre-tax consolidated earnings for each of the years 2002, 2003, 2004, and 2005. Employer undertakes to use reasonable efforts to cause said accountants to prepare and furnish such statements within one hundred thirty (130) days from the close of each such fiscal year and to cause said independent certified public accountants, concomitantly with delivery of such statement by accountants to it, to deliver a copy of such statement to Employee. The Employer shall not have any liability to Employee arising out of any delays with respect to the foregoing.

	       (e) In the event Employee dies during the Term of this Agreement while the Employee is still in the Employ of Employer, Employer shall pay to Employee's surviving spouse or his surviving issue, as the case may be, for the balance of the Term of the Agreement, or eighteen (18) months, whichever is less, annual death benefits payable weekly or in accordance with Employer's payroll practices in an amount equal to 40% of Employee's then annual base salary rate.

	  5. During the Term of this Agreement, Employer will reimburse Employee for traveling or other out-of-pocket expenses and disbursements incurred by Employee with Employer's approval in furtherance of the businesses of Employer, its affiliates, divisions or subsidiaries, upon presentation of such supporting information as Employer may from time to time request.

	  6. During the Term of this Agreement, Employee shall be entitled to a vacation during the usual vacation period of Employer in accordance with such vacation schedules as Employer may prescribe.

	  7. Both parties recognize that the services to be rendered by Employee pursuant to this Agreement are extraordinary and unique. During the Term of this Agreement, and during any subsequent employment of Employee by Employer, Employee shall not, directly or indirectly, enter into the employ of or render any services to any person, partnership, association or corporation engaged in a business or businesses in any way, directly or indirectly, competitive to those now or hereafter engaged in by Employer or by any of its subsidiaries during the Term of this Agreement and during any subsequent employment of Employee by Employer and Employee shall not engage in any such business, directly or indirectly on his own account and, except as permitted by paragraph 3 of this Agreement, Employee shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity. For a period of two (2) years following termination of employment for any reason, Employee shall not directly or indirectly (i) engage or otherwise be involved in the recruitment or employment of any Employer employee or, (ii) solicit or render any service directly or indirectly to any other person or entity with regard to soliciting any customer of the Employer during the two (2) year period prior to termination of employment with respect to products or services competitive with products or services of Employer. Employee shall at no time during or after employment disclose to any person, other than Employer, or otherwise use any information of or regarding Employer except on behalf of Employer, nor communicate, publish, or otherwise transmit, in any manner whatsoever, untrue information or negative, competitive, personal or other information or comments regarding Employer. In addition, Employee agrees that all lists, materials, books, files, reports, correspondence, records and other documents and information ("Employer Materials") used, prepared or made available to Employee, shall be and shall remain the property of Employer. Upon the termination of employment of Employee or the expiration of this Agreement, whichever is earlier, all Employer Materials shall be immediately returned to Trans-Lux Corporation, and Employee shall not make or retain any copies thereof, nor disclose or otherwise use any information relating to said Employer Materials to any other party. As used herein the term Employer shall include Employer, Employer's subsidiaries and affiliates, and any individuals employed during the term of their employment by any of them. Employer shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enjoin Employee from any breach of this Agreement, but nothing herein contained shall be construed to prevent Employer from pursuing such other remedies as Employer may elect to invoke. In addition to the obligations of the Employee contained in this Agreement, Employee agrees to be bound by the provisions contained in Exhibit A to this Agreement.

	  8. In the event any provision of paragraph 7 of this Agreement shall be held invalid or unenforceable by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drawn so as not to be invalid or unenforceable.

	  9. The waiver by Employer of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

	 10. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and served personally or sent by United States certified or registered mail, return receipt requested, or overnight courier such as Federal Express or Airborne to his address as stated on Employer's records, in the case of Employee, or to the office of Trans-Lux Corporation, attention of the Chairman, President, or Chief Financial Officer, 110 Richards Avenue, Norwalk, Connecticut 06856-5090, in the case of Employer, or such other address as designated in writing by the parties.

	 11. This Agreement shall be construed in accordance with the laws of the State of New York.

	 12. This instrument contains the entire agreement between the parties and supersedes as of April 1, 2002 the Agreement between Employer and Employee dated as of January 1, 1999, as amended except any amounts which accrued as of such date and are unpaid, but excluding the Bonus for the period January 1 - March 31, 2002 which is covered by Section 4(d) hereof. It may not be changed, modified, extended or renewed orally except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, discharge or extension is sought.


	  IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year above written.

				       TRANS-LUX CORPORATION

				   By: _______________________________
				       Executive Vice President


				       _______________________________
				       AL MILLER